                                     EXHIBIT 10.1










                                    LOAN AGREEMENT


                              Dated as of June 15, 1998


                                       Between

                       THIRD HORIZON GROUP LIMITED PARTNERSHIP,


                       NEBRASKA CROSSING FACTORY SHOPS, L.L.C.,

                                         AND

                            INDIANA FACTORY SHOPS, L.L.C.

                                     as Borrowers


                                         AND


                          NOMURA ASSET CAPITAL CORPORATION,
                                      as Lender

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                                  TABLE OF CONTENTS

                                                                            Page

I.   DEFINITIONS; PRINCIPLES OF CONSTRUCTION . . . . . . . . . . . . . . . .   1
     Section 1.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . .   1
     Section 1.2  Principles of Construction . . . . . . . . . . . . . . . .  12

II.  GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Section 2.1  The Loan . . . . . . . . . . . . . . . . . . . . . . . . .  12
          2.1.1  Commitment. . . . . . . . . . . . . . . . . . . . . . . . .  12
          2.1.2  Disbursement to Borrower. . . . . . . . . . . . . . . . . .  13
          2.1.3  The Note. . . . . . . . . . . . . . . . . . . . . . . . . .  13
          2.1.4  Use of Proceeds of Loan . . . . . . . . . . . . . . . . . .  13
          2.1.5  Amendment to Loan In Connection With Prepayment
                 During First Four Months. . . . . . . . . . . . . . . . . .  13
          2.1.6  Release of Prime Guaranties . . . . . . . . . . . . . . . .  13
     Section 2.2  Interest; Monthly Payments . . . . . . . . . . . . . . . .  14
          2.2.1  Generally . . . . . . . . . . . . . . . . . . . . . . . . .  14
          2.2.2  Default Rate. . . . . . . . . . . . . . . . . . . . . . . .  14
     Section 2.3  Loan Repayment . . . . . . . . . . . . . . . . . . . . . .  14
          2.3.1  Repayment . . . . . . . . . . . . . . . . . . . . . . . . .  14
          2.3.2  Mandatory Prepayments . . . . . . . . . . . . . . . . . . .  14
     Section 2.4  Release of Property. . . . . . . . . . . . . . . . . . . .  14
          2.4.1  Release of Properties . . . . . . . . . . . . . . . . . . .  14
          2.4.2  Release on Payment in Full. . . . . . . . . . . . . . . . .  15
          2.4.3  Out-Parcel Severance. . . . . . . . . . . . . . . . . . . .  15
     Section 2.5  Payments and Computations. . . . . . . . . . . . . . . . .  16
          2.5.1  Making of Payments. . . . . . . . . . . . . . . . . . . . .  16
          2.5.2  Computations. . . . . . . . . . . . . . . . . . . . . . . .  16
          2.5.3  Late Payment Charge . . . . . . . . . . . . . . . . . . . .  16
     Section 2.6  Cash Management Arrangements . . . . . . . . . . . . . . .  16
     Section 2.7  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

III. CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . . . . .  17
     Section 3.1  Conditions Precedent to the Loan . . . . . . . . . . . . .  17

IV.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . .  20
     Section 4.1  Borrower Representations . . . . . . . . . . . . . . . . .  20
     Section 4.2  Survival of Representations. . . . . . . . . . . . . . . .  28

V.   AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . .  28
     Section 5.1  Borrower Covenants . . . . . . . . . . . . . . . . . . . .  28

VI.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     Section 6.1  Borrowers' Negative Covenants.   . . . . . . . . . . . . .  34

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VII. CASUALTY; CONDEMNATION; ESCROWS . . . . . . . . . . . . . . . . . . . .  36
     Section 7.1  Insurance; Casualty and Condemnation.. . . . . . . . . . .  36
          7.1.1  Insurance.. . . . . . . . . . . . . . . . . . . . . . . . .  36
          7.1.2  Casualty and Application of Proceeds. . . . . . . . . . . .  39
          7.1.3  Condemnation. . . . . . . . . . . . . . . . . . . . . . . .  40
     Section 7.2  Required Repair; Required Repair Funds . . . . . . . . . .  42
          7.2.1  Required Repairs; Deposits. . . . . . . . . . . . . . . . .  42
          7.2.2  Grant of Security Interest. . . . . . . . . . . . . . . . .  42
          7.2.3  Release of Required Repair Funds. . . . . . . . . . . . . .  42
          7.2.4  Failure to Perform Required Repairs . . . . . . . . . . . .  43
     Section 7.3  Tax and Insurance Escrow Fund. . . . . . . . . . . . . . .  43
          7.3.1  Tax and Insurance Escrow Fund . . . . . . . . . . . . . . .  43
          7.3.2  Grant of Security Interest. . . . . . . . . . . . . . . . .  44
          7.3.3  Application of Tax and Insurance Escrow Fund. . . . . . . .  44
     Section 7.4  Capital Reserve Fund . . . . . . . . . . . . . . . . . . .  44
          7.4.1  Capital Reserve Fund. . . . . . . . . . . . . . . . . . . .  44
          7.4.2  Grant of Security Interest. . . . . . . . . . . . . . . . .  44
          7.4.3  Application of Capital Reserve Fund . . . . . . . . . . . .  45
          7.4.4  Payment of Capital Expenses . . . . . . . . . . . . . . . .  45
     Section 7.5  Intentionally Deleted. . . . . . . . . . . . . . . . . . .  45
     Section 7.6  Payment of Approved Operating Expenses.. . . . . . . . . .  46

VIII.  DEFAULTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
     Section 8.1  Event of Default . . . . . . . . . . . . . . . . . . . . .  47
     Section 8.2 Remedies. . . . . . . . . . . . . . . . . . . . . . . . . .  48
     Section 8.3 Remedies Cumulative . . . . . . . . . . . . . . . . . . . .  49

IX.  SPECIAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     Section 9.1  Sale of Note and Securitization. . . . . . . . . . . . . .  50
     Section 9.2  Securitization Indemnification . . . . . . . . . . . . . .  50
     Section 9.3  Rating Surveillance. . . . . . . . . . . . . . . . . . . .  50
     Section 9.4  Exculpation. . . . . . . . . . . . . . . . . . . . . . . .  50
     Section 9.5  Termination of Manager . . . . . . . . . . . . . . . . . .  50
     Section 9.6  Retention of Servicer. . . . . . . . . . . . . . . . . . .  51

X.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     Section 10.1 Survival . . . . . . . . . . . . . . . . . . . . . . . . .  51
     Section 10.2 Lender's Discretion. . . . . . . . . . . . . . . . . . . .  51
     Section 10.3  Governing Law . . . . . . . . . . . . . . . . . . . . . .  51
     Section 10.4  Modification, Waiver in Writing . . . . . . . . . . . . .  52
     Section 10.5  Delay Not a Waiver. . . . . . . . . . . . . . . . . . . .  52
     Section 10.6  Notices . . . . . . . . . . . . . . . . . . . . . . . . .  52
     Section 10.7  Trial by Jury . . . . . . . . . . . . . . . . . . . . . .  54
     Section 10.8  Headings. . . . . . . . . . . . . . . . . . . . . . . . .  54
     Section 10.9  Severability. . . . . . . . . . . . . . . . . . . . . . .  54
     Section 10.10  Preferences. . . . . . . . . . . . . . . . . . . . . . .  54
     Section 10.11  Waiver of Notice . . . . . . . . . . . . . . . . . . . .  54

     Section 10.12  Remedies of Borrowers. . . . . . . . . . . . . . . . . .  54
     Section 10.13  Expenses; Indemnity. . . . . . . . . . . . . . . . . . .  54
     Section 10.14  Exhibits Incorporated. . . . . . . . . . . . . . . . . .  56
     Section 10.15  Offsets, Counterclaims and Defenses. . . . . . . . . . .  56
     Section 10.16  No Joint Venture or Partnership. . . . . . . . . . . . .  56
     Section 10.17  Publicity. . . . . . . . . . . . . . . . . . . . . . . .  56
     Section 10.18  Waiver of Marshalling of Assets. . . . . . . . . . . . .  56
     Section 10.19  Waiver of Counterclaim . . . . . . . . . . . . . . . . .  56
     Section 10.20  Conflict; Construction of Documents. . . . . . . . . . .  56
     Section 10.21  Brokers and Financial Advisors . . . . . . . . . . . . .  56
     Section 10.22  No Third Party Beneficiaries . . . . . . . . . . . . . .  57
     Section 10.23  Prior Agreements . . . . . . . . . . . . . . . . . . . .  57
     Section 10.24  Contribution Among Borrowers . . . . . . . . . . . . . .  57

                                      SCHEDULES

Schedule 1     -    Matters Regarding Representations
Schedule 2     -    Rent Roll
Schedule 3     -    Required Repairs
Schedule 4     -    Intentionally Deleted
Schedule 5     -    Description of Properties
Schedule 6     -    Allocated Loan Amounts

                                       EXHIBITS

Exhibit A -    Form of Note
Exhibit B -    Securitization Indemnification Agreement
Exhibit C -    Rate Lock Agreement
Exhibit D -    Officer's Certificate

                                    LOAN AGREEMENT


              LOAN AGREEMENT dated as of June 15, 1998, among THIRD HORIZON GROUP LIMITED PARTNERSHIP, a Delaware limited partnership ("HORIZON BORROWER"), NEBRASKA CROSSING FACTORY SHOPS, L.L.C., a Delaware limited liability company ("NEBRASKA BORROWER"), INDIANA FACTORY SHOPS, L.L.C., a Delaware limited liability company ("INDIANA BORROWER") (collectively, the "BORROWERS"), each having an address c/o Horizon Group Properties, L.P., 5000 Hakes Drive, Norton Shores, Michigan 49441 and NOMURA ASSET CAPITAL CORPORATION, a corporation organized under the laws of the State of Delaware (together with its permitted successors and assigns, "LENDER").

              All capitalized terms used herein shall have the respective meanings set forth in Section 1 hereof.

                                W I T N E S S E T H :

              WHEREAS, Each of the Borrowers owns one or more of the Properties identified in Schedule 5;

              WHEREAS, the Borrowers desire to obtain a loan in the amount of $108,205,000 (the "LOAN"), which Loan shall be secured by, among other things, each of the Properties;

              WHEREAS, Lender is willing to make the Loan to Borrowers, subject to and in accordance with the terms of this Agreement and the other Loan Documents;

              NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

I.     DEFINITIONS; PRINCIPLES OF CONSTRUCTION

              SECTION 1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

              "ADVANCE" shall mean an advance of the proceeds of the Loan hereunder.

              "AFFILIATE" shall mean, as to any specified Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such specified Person or is a director or officer of such Person or of an Affiliate of such Person.

              "ALLOCATED LOAN AMOUNT" shall mean, as to any Property, the Initial Allocated Loan Amount for such Property, as such amount may be adjusted from time to time as follows. Upon each adjustment in the principal amount of the Note (each, an "ADJUSTMENT") whether as a result of amortization, prepayment or as otherwise expressly provided herein, the Allocated Loan Amount for each Property shall be increased or decreased, as the case may be, by an amount equal to the product of (i) the Adjustment and

(ii) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the principal balance of the Note prior to the Adjustment. However,

       (a) when the principal of the Note is reduced as a result of Lender's receipt, in connection with a release of a Property from the lien of the Mortgage encumbering such Property, funds sufficient to prepay a portion of the Note in the amount of the applicable Release Price for such Property, the Allocated Loan Amount for such Property shall be reduced to zero (the amount by which such Allocated Loan Amount is reduced being referred to as the "RELEASED ALLOCATED AMOUNT") and the Allocated Loan Amount for each other Property shall be decreased by an amount equal to the product of (1) the excess of the Release Price over the Released Allocated Amount and (2) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of the Allocated Loan Amounts for all Properties other than the Property for which the Release Price was paid (prior to the adjustment in question); and

       (b) when the principal of the Note is reduced as a result of the receipt by Lender of Loss Proceeds or partial prepayments made in accordance with Section 2.3 hereof related to a specific Property, the Allocated Loan Amount for the Property with respect to which the Loss or prepayments were received shall be decreased by an amount equal to the sum of (x) with respect to Loss Proceeds, Loss Proceeds which are applied toward the reduction of the principal balance of the Note as set forth in Article VII hereof, if any, and
(y) with respect to prepayments the amount of any such prepayment which is applied toward the reduction of the principal balance of the Note in accordance with the provisions hereof, but in no event shall the Allocated Loan Amount for such Property be reduced to an amount less than zero (the amount by which such Allocated Loan Amount is reduced being referred to as the "LOSS PROCEEDS OR PREPAYMENT ALLOCATED AMOUNT") and each other Allocated Loan Amount shall be decreased by an amount equal to the product of (1) the excess of (A) the Loss Proceeds or such partial prepayments over (B) the Loss Proceeds or Prepayment Allocated Amount, and (2) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all the Allocated Loan Amounts (prior to the adjustment in question) other than the Allocated Loan Amount applicable to the Property to which such Loss Proceeds or partial prepayments were applied.

              "ALTA" shall mean American Land Title Association, or any successor thereto.

              "ANNUAL BUDGET" shall have the meaning set forth in Section
5.1(r).

              "APPRAISAL" shall have the meaning set forth in Section 3.1(n).

              "APPROVED CAPITAL EXPENSES" shall mean, with respect to a Property, Capital Expenses incurred by a Borrower with respect to such Property which (i) are included in the approved Capital Budget for the Current Month for such Property, (ii) are not included in the approved Capital Budget for the Current Month, but do not cause either (A) the relevant line item for the entire year covered by the approved Capital Budget for such Property to be exceeded by more than 5% or (B) the total of the approved Capital Budget for such Property for the Current Month and all prior months covered by such approved Capital Budget (i.e., year to date) to be exceeded, or (iii) have been approved by the Lender.

              "APPROVED LEASING EXPENSES" shall mean, with respect to a Property, expenses incurred in leasing space at such Property pursuant to Leases entered into in accordance with the provisions of Section

5.1(u) and the applicable provisions of the Mortgage encumbering such Property, including brokerage commissions, tenant improvements and other inducements, which expenses are (a) approved by Lender in connection with approving the applicable Lease, or (b) otherwise approved by Lender, which approval shall not be unreasonably withheld or delayed.

              "APPROVED OPERATING EXPENSES" shall mean, with respect to a Property, Operating Expenses incurred by a Borrower with respect to such Property which (i) are included in the approved Operating Budget for such Property for the Current Month, (ii) are not included in the approved Operating Budget for such Property for the Current Month, but do not cause either (A) the relevant line item for the entire year covered by the approved Operating Budget or (B) the total of such approved Operating Budget for the Current Month and all prior months covered by such approved Operating Budget to be exceeded by more than 5%, (iii) are for electric, gas, oil, water, sewer or other utility service to such Property or (iv) have been approved by the Lender.

              "ASSIGNMENT OF AGREEMENTS" shall mean, with respect to each Property, that certain first priority Assignment of Agreements, Licenses, Permits and Contracts dated as of the date hereof, from the applicable Borrower, as assignor, to Lender, as assignee, assigning to Lender as security for the Loan, to the extent assignable under law, all of such Borrower's interest in and to the Management Agreement, if any, and all other licenses, permits and contracts necessary for the use and operation of such Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

              "ASSIGNMENT OF LEASES" shall mean, with respect to each Property, that certain first priority Assignment of Leases and Rents dated as of the date hereof, from the applicable Borrower, as assignor, to Lender, as assignee, assigning to Lender as security for the Loan, to the extent assignable under law, all of such Borrower's interest in and to the Rents and Leases for such Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

              "AWARD" shall have the meaning set forth in Section 7.1.3.

              "BORROWERS" shall have the meaning set forth in the initial Paragraph of this Agreement. "Borrower" shall mean any one or more of the Borrowers as the context may require, together with their permitted successors and assigns, but shall not include any such entity after such time as all Properties owned or leased by such Borrower have been released from the lien of the Mortgages.

              "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York or Chicago are required or permitted to not be open for business.

              "CAPITAL BUDGET" shall have the meaning set forth in Section
5.1(r).

              "CAPITAL EXPENSES" shall mean capital expenditures as determined in accordance with GAAP.

              "CAPITAL RESERVE FUND" shall have the meaning set forth in
Section 7.4.1.

              "CASH COLLATERAL ACCOUNT" shall mean that account established and maintained pursuant to each Cash Collateral Account Agreement.

              "CASH COLLATERAL ACCOUNT AGREEMENT" shall mean, with respect to each Property, that certain Cash Collateral Account Agreement dated as of the date hereof among the applicable Borrower, Lender, the Manager of such Property and the Cash Collateral Account Bank for collecting and retaining all the rents from such Property.

              "CASH COLLATERAL ACCOUNT BANK" shall mean LaSalle National Bank, or any successor chosen by Lender at no material additional cost to Borrower.

              "CASUALTY/CONDEMNATION PREPAYMENTS" shall have the meaning set forth in Section 2.3.2.

              "COLLECTION ACCOUNT" shall have the meaning set forth in
Section 2.6(a).

              "COLLECTION ACCOUNT AGREEMENT" shall have the meaning set forth in Section 2.6(a).

              "COLLECTION ACCOUNT BANK" shall have the meaning set forth in
Section 2.6(a).

              "CLOSING DATE" shall mean the date of the funding of the Loan.

              "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto.

              "CONDEMNATION" shall have the meaning set forth in Section
7.1.3.

              "CONDEMNATION PROCEEDS" shall mean all proceeds and awards in respect of any condemnation of a Property or purchase in lieu thereof.

              "CONDEMNATION RESTORATION" shall have the meaning set forth in
Section 7.1.3.

              "CONSENT AND SUBORDINATION OF MANAGER" shall mean that certain Consent and Subordination of Manager dated the date hereof between each Manager and Lender.

              "CONTROL" shall mean with respect to any Person either (i) ownership directly or through other entities, of more than 50% of all beneficial equity interest in such Person, or (ii) the power to direct the management, operation and business of such Person.

              "CURRENT MONTH" shall mean, as of the date of determination, the then current calendar month.

               "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, the Note, together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan, and any sums due under the Note, this Agreement, the Mortgages or in any other Loan Document.

              "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and interest payments under the Note.

              "DEBT SERVICE COVERAGE RATIO" shall mean, as of any date, a fraction in which (a) the numerator is the Net Operating Income (determined in accordance with the adjustments provided for in the definition of Operating Revenues and Operating Expenses) for the Properties for the 12-month period immediately preceding such date, and (b) the denominator is the aggregate amount of principal and interest that would be due and payable on the Note for such period based upon the greater of (i) a debt service constant of 10.09%, and (ii) a debt service constant based upon an interest rate equal to the Treasury Rate as of such date and a 25 year amortization schedule.

              "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

              "DEFAULT RATE" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) five percent (5%) above the Interest Rate.

              "ENVIRONMENTAL INDEMNITY" shall mean that certain Environmental and Hazardous Substance Indemnification Agreement executed by Borrowers in connection with the Loan for the benefit of Lender.

              "EQUIPMENT" shall have the meaning set forth in the Mortgages.

              "EVENT OF DEFAULT" shall have the meaning set forth in Section
8.1.

              "FISCAL YEAR" shall mean each twelve month period commencing on January 1 and ending on December 31 during each year of the term of the Loan or such other fiscal year of a Borrower as such Borrower may adopt from time to time with the prior written consent of Lender.

              "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

              "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence having or asserting jurisdiction over a Person, Property or matter at issue.

              "GUARANTORS" shall mean Prime Retail L.P., Horizon Group Properties, Inc., and Horizon Group Properties, L.P.

              "GUARANTY" shall mean each guaranty of the Loan (subject to the limits set forth therein, if any) executed and delivered by the Guarantors.

              "HGP" shall mean Horizon Group Properties, Inc.

              "HGPLP" shall mean Horizon Group Properties, L.P.

              "IMPROVEMENTS" shall have the meaning set forth in the Mortgages.

              "INCLUDING" shall mean "including, without limitation".

              "INDEMNIFIED LIABILITIES" shall have the meaning set forth in
Section 10.13(b).

              "INDEPENDENT DIRECTOR" shall have the meaning set forth in
Section 4.1(dd).

              "INITIAL ALLOCATED LOAN AMOUNT" shall mean, for each Property, the amount set forth for such Property on Schedule 6.

              "INITIAL DSCR" shall mean 1.30.

              "INSURANCE PREMIUMS" shall have the meaning set forth in
Section 7.1.1(c) hereof.

              "INSURANCE PROCEEDS" shall mean the proceeds of the insurance policies required to be maintained pursuant to clauses (i), (iii), (iv), (v),
(vi) and (viii) of Section 7.1.1 hereof which are received by or on behalf of a Borrower.

              "INSURED CASUALTY" shall have the meaning specified in Section 7.1.1(d).

              "INTEREST RATE" shall mean a floating rate of interest equal to LIBOR plus 1.90%.

              "KNOWLEDGE" shall mean, when used to modify a representation or warranty, actual knowledge of the executive officers of HGP after diligent inquiry and investigation.

              "LEASE" shall mean any lease, or, to the extent of the interest therein of a Borrower, any sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any person is granted a possessory interest in, or right to occupy all or any portion of any space in the Properties, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into in connection with such lease, sublease, sub-sublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

              "LEGAL REQUIREMENTS" shall mean, with respect to the Properties, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Properties or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto.

              "LENDER" shall mean Nomura Asset Capital Corporation, together with its successors and assigns.

              "LIBOR" shall have the meaning set forth in the Note.

              "LICENSES" shall have the meaning set forth in Section 4.1(w).

              "LIEN" shall mean, with respect to any Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting such Property or any portion thereof or a Borrower, or any interest therein, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

              "LOAN" shall mean the loan made to Borrowers by Lender pursuant hereto in the original principal amount of $108,205,000 and evidenced by the Note and secured by the Mortgages and the other Loan Documents.

              "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Mortgages, the Assignments of Leases, the Assignments of Agreements, the Environmental Indemnity, the Consents and Subordinations of Manager, the Cash Collateral Account Agreements and all other documents, agreements and instruments executed and delivered by a Borrower or any Affiliate of a Borrower evidencing or securing the Loan.

              "LOSS PROCEEDS" shall mean Insurance Proceeds and Condemnation Proceeds.

              "MANAGEMENT AGREEMENT" shall mean, with respect to the Properties, a management agreement, if any, entered into by and between each Borrower and the Manager, pursuant to which the Manager is to provide management and other services with respect to the Properties, which management agreement may be contained in the organizational documents of such Borrower.

              "MANAGER" shall mean HGPLP or any successor manager of the Properties approved by Lender.

              "MATERIAL ADVERSE EFFECT" shall mean any event or condition that has a material adverse effect on (a) the Properties, (b) the business, prospects, profits, operations or condition (financial or otherwise) of the Properties or Borrowers, taken as a whole, (c) the enforceability, validity, perfection or priority of the lien of any Loan Document or (d) the ability of any Borrower to perform any obligations under any Loan Document.

              "MATURITY DATE" shall mean the date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity Date (July 11, 2001), by declaration of acceleration, or otherwise.

              "MORTGAGES" shall mean each of the mortgages and deeds of trust executed by the applicable Borrower for the benefit of Lender, as the same may be amended, restated, replaced, supplemented, consolidated or otherwise modified from time to time. A "MORTGAGE" shall mean any of the Mortgages, as the context may require.

              "NACC" shall mean Nomura Asset Capital Corporation, a Delaware corporation.

              "NET OPERATING INCOME" shall mean, for any Property, for any period, the difference between all Operating Revenue of such Property during such period, minus all Operating Expenses of such Property during such period. Net Operating Income shall be determined in accordance with agreed-upon procedures determined by Lender.

              "NOMURA" shall have the meaning set forth in Section 10.17.

              "NOTE" shall mean that certain Note of even date herewith, made by Borrowers in favor of

Lender, substantially in the form of EXHIBIT A annexed hereto, as the same may be amended, restated, replaced, supplemented, consolidated or otherwise modified from time to time.

              "OFFICER'S CERTIFICATE" shall mean a certificate delivered to Lender by the Borrowers which is signed by a senior executive officer of the general partner or managing member of each Borrower.

              "OPERATING BUDGET" shall have the meaning set forth in Section 5.1(r).

              "OPERATING EXPENSES" shall mean, with respect to a Property, for the applicable period, all expenses directly attributable to the operation, repair and/or maintenance of the Property including, without limitation, Taxes, Other Charges, Insurance Premiums, management fees, marketing and promotion expenses (to the extent not reimbursed or reimbursable by tenants under Leases), reserves for bad debts, general administration costs and costs attributable to the operation, repair and maintenance of the systems for heating, ventilating and air conditioning the Improvements and actually incurred by a Borrower. Operating Expenses shall not include interest, principal and premium, if any, due under the Note or otherwise in connection with the Debt, income taxes, capital improvement costs, or any non-cash charge or expense such as depreciation or amortization and other costs properly capitalizable under GAAP. Operating Expenses shall be subject to adjustment by Lender to provide for (a) a normalized allowance for lease rollovers including costs for downtime, tenant improvements and leasing commissions, (b) a reserve for capital expenditures and capital replacements equal to at least $0.15 per square foot per annum for all rentable space (or such greater amount as shall be indicated in independent engineering reports obtained by Lender), (c) a management fee of at least 4% of gross revenues, if actual is less than 4%, and (d) any other matters that may have a material impact on Operating Expenses in Lender's reasonable opinion. Operating Expenses will not include debt service, capital expenses, non-cash items such as depreciation and amortization and any extraordinary one-time expenditures not considered operating expenses under GAAP.

              "OPERATING REVENUE" shall mean, with respect to a Property, for the applicable period, all revenue derived by a Borrower arising from the Property including, without limitation, rental revenues (whether denominated as basic rent, additional rent, percentage rent, escalation payments, electrical payments or otherwise and including only that which is actually due and payable in such period) and other fees and charges payable pursuant to Leases or otherwise in connection with the Property, and business interruption, rent or other similar insurance proceeds. Operating Revenue shall be subject to adjustment by Lender (a) for a vacancy allowance at the greater of the market vacancy rate, the actual vacancy rate or 5%, (b) for any tenants operating under bankruptcy protection whose leases have not been assumed, (c) if necessary, to mark any Leases to market rent, (d) to address any rent adjustments or cancellation options contained in the Leases, and (e) for any other matters that may have a material impact on Operating Revenue in Lender's reasonable opinion. Operating Revenue shall not include (a) Insurance Proceeds (other than proceeds of rent, business interruption or other similar insurance allocable to the applicable period) and Condemnation Proceeds (other than Condemnation Proceeds arising from a temporary taking or the use and occupancy of all or part of the applicable Property allocable to the applicable period), or interest accrued on such Insurance Proceeds or Condemnation Proceeds, (b) proceeds of any financing, (c) proceeds of any sale, exchange or transfer of the Property or any part thereof or interest therein, (d) capital contributions or loans to Borrower or an Affiliate of Borrower, (e) any item of income otherwise includable in Operating Revenue but paid directly by any tenant to a Person other than Borrower except for real estate taxes paid directly to any taxing authority by any tenant and any other expense to the extent included in Operating Expense, (f) any other extraordinary, non-recurring revenues or (g) Rents paid by or on behalf of any lessee under a Lease in whole or in partial consideration for the termination of any Lease which, when added to all Rents received during the applicable period pursuant to the terminated Lease, plus any Rents received pursuant to any Lease which replaced the Lease which was terminated, exceeds the Rents which otherwise would be paid pursuant to the Lease which was terminated.

              "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Properties, now or hereafter levied or assessed or imposed against the Properties or any part thereof.

              "OUT-PARCEL" shall have the meaning as forth in Section

              "PAYMENT DATE" shall mean the eleventh (11th) day of each calendar month or, if in any month the eleventh (11th) day is not a Business Day, than the Payment Date for such month shall be the first Business Day thereafter.

              "PERMITTED ENCUMBRANCES" shall mean, with respect to a Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to such Property or any part thereof, (c) Liens, if any, for Taxes or Other Charges or other charges not yet payable or delinquent or being contested in good faith and by appropriate proceedings in accordance with Section 5.1(b), (d) any mechanics' and materialmen's liens affirmatively insured against by the Title Insurance Policy not yet payable or delinquent or being contested in good faith and by appropriate proceedings in accordance with Section 5.1(b), (e) any and all governmental, public or private utility and private restrictions, covenants, reservations, easements, licenses or other agreements of an immaterial nature which may hereafter be granted by a Borrower and which do not materially and adversely affect (x) the marketability of title to the Property or (y) the fair market value of the Property and (f) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion.

              "PERMITTED INDEBTEDNESS" shall mean (a) the Debt, and (b) normal and customary trade debt customarily payable within thirty (30) days.

              "PERMITTED INVESTMENTS" shall have the meaning set forth in the Cash Collateral Account Agreement.

              "PERSON" shall mean any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

              "POLICIES" shall have the meaning specified in Section
7.1.1(c).

              "POOLING AND SERVICING AGREEMENT" shall mean the Servicing Agreement entered into with the Servicer in connection with any Securitization of the Loan.

              "PREMISES" shall, with respect to a Property, have the meaning set forth in the Granting Clause of the Mortgage encumbering such Property.

              "PRI" shall mean Prime Retail, Inc., a Delaware corporation.

              "PRLP" shall mean Prime Retail, L.P., a Delaware limited partnership.

              "PROPERTIES" shall mean, collectively, the properties described on Schedule 5 attached hereto but shall not include any Property which is released from the lien of a Mortgage after the date of such release. A "PROPERTY" shall mean any one of the Properties.

              "PROPERTY AGREEMENTS" shall mean all agreements, grants of easements and/or rights-of-way, reciprocal easement agreements, permits, declarations of covenants, conditions and restrictions, disposition and development agreements, planned unit development agreements, management or parking agreements, party wall agreements or other instruments to which a Borrower is a party, bound or subject or a Property is subject, including, without limitation, all reciprocal easement agreements, but not including any brokerage agreements, management agreements, service contracts, Leases or agreement relating thereto or the Loan Documents.

              "PROPERTY WORTH" shall mean, with respect to each Borrower, the fair market value of the Property owned by such Borrower as of the time of determination

              "PRUDENT MANAGER STANDARD" shall mean the standard of property management, business operations, practices and procedures customarily employed by prudent, professional managers with significant experience in the operation and management of retail shopping centers and other types of retail properties of a size and type comparable to the Properties who are seeking to maximize the value of such shopping centers.

              "RATING AGENCY" shall mean each of Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch Investors Service, Inc. or, after a Securitization, any other nationally-recognized statistical rating agency which rates the securities in connection therewith.

              "RELEASE PRICE" shall have the meaning set forth in Section

              "REMAINING REALTY" shall have the meaning set forth in Section 2.4.3.

              "RENTS" shall mean, with respect to the Properties, all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of a Borrower or its agents or employees from any and all sources arising from or attributable to the Properties, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Properties and proceeds, if any, from business interruption or other loss of income insurance.

              "RENT ROLL" shall have the meaning set forth in Section

              "REQUIRED REPAIR ACCOUNT" shall have the meaning set forth in
Section 7.2.1.

              "REQUIRED REPAIR FUND" shall have the meaning set forth in
Section 7.2.1.

              "REQUIRED REPAIRS" shall have the meaning set forth in Section 7.2.1.

              "RESTORATION" shall have the meaning set forth in Section
7.1.2(b).

              "SECONDARY MARKET TRANSACTION" shall mean any transaction in which Lender (i) sells the Loan, the Note and the other Loan Documents to one or more investors as a whole loan, (ii) participates the Loan to one or more investors, (iii) deposits the Loan, the Mortgages, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sells the Loan or an interest therein to investors.

              "SECURITIES ACT" shall have the meaning set forth in Section
9.2(a).

              "SECURITIZATION" shall mean the sale of the Note or participation therein or the securitization of rated single or multi-class securities secured by or evidencing ownership interests in the Note and the Mortgages.

              "SECURITY AGREEMENT" shall have the meaning set forth in
Section 2.3.3(vii).

              "SERVICER" shall mean the entity appointed by Lender to service the Loan or its successor in interest, or if any successor servicer is appointed pursuant to the Pooling and Servicing Agreement, such successor servicer.

              "SOLVENT" shall mean, as to any Person, that (a) the sum of the assets of such Person, at a fair valuation, exceeds its liabilities, including contingent liabilities, (b) such Person has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "DEBT" means any liability on a claim, and "CLAIM" means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed in accordance with GAAP at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

              "SPE" shall have the meaning set forth in Section 4.1(dd).

              "STATE" shall mean the State of Illinois.

              "STATED MATURITY DATE" shall mean  July 11, 2001.

              "SURVEY" shall mean a survey of the Property in question prepared by a surveyor licensed in the state in which such Property is located and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

              "TAX AND INSURANCE ESCROW FUND" shall have the meaning set forth in Section 7.3.1.

              "TAXES" shall mean all real estate and personal property taxes, assessments, fees or payments in lieu of real estate taxes, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Properties or part thereof.

              "TERM" shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrowers pursuant to the Loan Documents.

              "TITLE INSURANCE POLICIES" shall mean, with respect to the Properties, ALTA mortgagee title insurance policy or policies acceptable to Lender issued with respect to the Properties and insuring the liens of the Mortgages encumbering the Properties.

              "TRANSFER" shall have the meaning set forth in Section 6.1(j).

              "TREASURY RATE" shall mean, at any time of determination, a rate per annum equal to 200 basis points plus the linear interpolation of the bond equivalent yields as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. Government Securities/Treasury Constant Maturities" for the most recent week ending prior to the date of determination, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating a term of ten years from the Stated Maturity Date.

              "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the State in which the applicable Property is located.

              "U.S. OBLIGATION" shall mean direct non-callable obligations of the United States of America.

              SECTION 1.2 PRINCIPLES OF CONSTRUCTION. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, as modified herein.

II. GENERAL

              SECTION 2.1  THE LOAN.

              2.1.1 COMMITMENT. Subject to and upon the terms and conditions set forth herein, including the conditions precedent set forth in Section 3.1, Lender hereby agrees to make the Loan to Borrowers on the Closing Date, in the aggregate original principal amount set forth in the Note and which Loan shall mature on the Stated Maturity Date. Borrowers hereby agree to accept the Loan on the Closing Date, subject to and upon the terms and conditions set forth herein.

              2.1.2 DISBURSEMENT TO BORROWER. Borrowers may request and receive only one borrowing hereunder in respect of the Loan, except to the extent provided in Section 2.1.5. Borrowers shall receive the Loan subject to the direction given by Borrowers as to the application of Loan proceeds for the uses set forth in Section 2.1.4. Any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed, except to the extent provided in Section 2.1.5.

              2.1.3 THE NOTE. The Loan shall be evidenced by the Note, in the aggregate original principal amount of the Loan. The Note shall bear interest as provided therein. The Note shall be subject to repayment as provided in Section 2.3, shall be entitled to the benefits of this Agreement and shall be secured by the Mortgages and the other Loan Documents.

              2.1.4 USE OF PROCEEDS OF LOAN. Borrowers shall use the proceeds of the Loan (i) to repay and discharge any existing loans relating to the Properties, (ii) to pay costs and expenses incurred in connection with the Closing of the Loan, as approved by Lender and (iii) for any other lawful purpose.

              2.1.5 AMENDMENT TO LOAN IN CONNECTION WITH PREPAYMENT DURING FIRST FOUR MONTHS. If within four months following the Closing Date, HGP or HGPLP completes an offering of at least $50,000,000 of public equity or private equity from one or more investors approved by Lender (such approval not to be unreasonably withheld ) and in connection therewith, partially prepays the Loan by at least $50,000,000, then Lender agrees to permit the modification of the Loan Documents to provide as follows:

              (a)    the Guaranty from PRLP will be released;

              (b) Borrower shall have the right to reborrow the amounts prepaid, subject to reasonable conditions to be determined by the parties at the time of such amendment, including, reasonable corporate covenants and financial tests (including without limitation tests regarding minimum debt service coverage for the Borrowers and Guarantors, maximum debt to asset value for the Borrowers and Guarantors, minimum net worth for the Guarantors and minimum debt to market capitalization for the Guarantors), and a draw fee of .25% on the amount reborrowed;

              (c) the fixed monthly amortization payments required pursuant to Section 2.3.2 shall be eliminated and amortization payments shall only be required in connection with the sale of a Property;

              (d) the Interest Rate set forth in the Note shall be reduced to LIBOR plus 1.75%; and

              (e) the parties shall negotiate in good faith the release or modification of the obligation to hedge the Loan as described in Section 5.1(x) (Interest Rate Management).

None of the modifications described above shall become effective until Borrower and Lender execute a Modification Agreement which amends the terms of the Loan Documents.

              2.1.6 RELEASE OF PRIME GUARANTIES. In the event that Borrowers repay at least $50,000,000 from the proceeds of public or private equity after the first four months of the term of the Loan, then Lender agrees to release PRLP (but not any other guarantor) from any further obligations under its Guaranty but Borrowers shall not be entitled to any of the other modifications to the Loan Documents set forth in Section 2.1.5.

              SECTION 2.2  INTEREST; MONTHLY PAYMENTS.

              2.2.1 GENERALLY. From the date hereof through but not including the Stated Maturity Date, Borrowers shall pay interest on the outstanding principal balance of the Loan at the Interest Rate on each Payment Date.

              2.2.2 DEFAULT RATE. After the occurrence and during the continuance of an Event of Default, the entire outstanding principal balance of the Loan shall bear interest at the Default Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law. Payment or acceptance of the increased rates provided for in this subsection is not a permitted alternative to timely payment and shall not constitute a waiver of any Default or Event of Default or an amendment to this Agreement or any other Loan Document and shall not otherwise prejudice or limit any rights or remedies of Lender.

              SECTION 2.3  LOAN REPAYMENT.

              2.3.1 REPAYMENT.   Borrowers shall repay any outstanding
principal indebtedness of the Loan in full on the Maturity Date of the Loan, together with interest thereon to (but excluding) the date of repayment.
          2.3.2 MANDATORY PREPAYMENTS. The Loan is subject to the following mandatory prepayments:

              (a) Borrowers shall prepay the Loan in certain instances of Insured Casualty or Condemnation (each a "CASUALTY/CONDEMNATION PREPAYMENT"), in the manner and to the extent set forth in Sections 7.1.2 and Section 7.1.3 hereof. Each Casualty/Condemnation Prepayment shall be made on a Payment Date and include all accrued and unpaid interest on the amount prepaid up to but not including such Payment Date or, if not paid on a Payment Date, include interest that would have accrued on the amount prepaid to but not including the next Payment Date.

              (b) In connection with a sale of a Property, Borrower shall repay an amount equal to the Release Price (as defined below) for such Property.

              (c) On each Payment Date Borrower shall pay to Lender $125,000 (for the first 24 monthly Payment Dates) and $166,667 (for each subsequent Payment Date) which shall be applied to reduce the outstanding principal balance of the Loan.

              (d) On or before September 1, 1998, Borrowers shall have repaid $2,205,000 in addition to the payments required pursuant to Section 2.3.2(c).

       SECTION 2.4  RELEASE OF PROPERTY.   Except as set forth in this
Section 2.4, no repayment or prepayment of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Mortgages on the Properties.

              2.4.1 RELEASE OF PROPERTIES.

              (a) Borrowers may in connection with arm's length sale of a Property to an unrelated third party or a refinancing provided by NACC, from time to time, provided no Default or Event of Default exists hereunder request in writing a release of any Property from the Lien of the Mortgage on such Property and the applicable Borrower in connection with a prepayment by an amount (the "RELEASE PRICE") equal to the greater of (1) 100% of the Allocated Loan Amount for such Property (and all properties held by the applicable Borrower) or (2) 100% of the proceeds of sale of the Property net of customary sales expenses consistent with sales of similar properties (or in the case of a refinancing by NACC, 100% of the refinancing proceeds net of customary refinancing expenses) Lender shall, upon satisfaction of all of the following terms and conditions, permit a release of the Lien of the Mortgage on such
Property:

                     (i) Borrowers shall have prepaid the Loan by the amount of the Release Price and the Property shall no longer be owned by one of the Borrowers;

                     (ii) Lender shall have received from Borrowers evidence in form and substance satisfactory to Lender that the Debt Service Coverage Ratio (computed based on the amount of the Loan after application of the Release Price and the Net Operating Income of the remaining Properties) immediately following the release of such Property is at least equal to the lesser of (A) the Initial DSCR and (B) the Debt Service Coverage Ratio immediately prior to the release of such Property, accompanied by an Officer's Certificate stating that the statements, calculations and information comprising such evidence are true and correct and complete in all respects;

                     (iii) There shall exist no Default or Event of Default hereunder or after application of the Release Price;

                     (iv) Borrowers shall have given at least thirty days prior written notice of the contemplated prepayment; and

                     (v) If the member or general partner of the Borrower being released is also a member or general partner of another Borrower, Borrowers shall have taken such steps as may be required to assure that of the release contemplated hereby does not affect the bankruptcy remote status of any of the remaining Borrowers.

              (b) In connection with the release of the Lien of a Mortgage, Borrowers shall submit to Lender, not less than fourteen (14) days prior to the date on which such release is sought, a release of Lien (and related Loan Documents) for the applicable Property (for execution by Lender) in a form appropriate in the state in which such Property is located and satisfactory to Lender in its reasonable discretion and all other documentation Lender requires to be delivered by Borrowers in connection with such release, together with an Officer's Certificate certifying that such documentation is in compliance with all Legal Requirements.

              (c) Simultaneously with the release of a Property from the lien of a Mortgage pursuant to this Section, Lender shall release that portion of all cash or other accounts maintained pursuant to this Agreement relating to such Property.

              2.4.2 RELEASE ON PAYMENT IN FULL.   Lender shall, upon the written
request and at the
expense of Borrowers, upon payment in full of all principal and interest on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms thereof release the Liens of the Mortgages and the other Loan Documents if not theretofore released.

              2.4.3 OUT-PARCEL SEVERANCE.

       A Borrower shall be permitted to transfer, and Lender shall release from the lien of the applicable Mortgage and the other Loan Documents, any unimproved out-parcel or unimproved expansion parcel comprising a portion of a Property (either of which is hereinafter referred to as the "OUT-PARCEL"), upon not less than thirty (30) nor more than ninety (90) days' prior written notice to Lender, upon if:

               (i) Lender approves such transfer;

               (ii) the Debt Service Coverage Ratio for the twelve months prior to such release is 1.40; or

               (iii) The Out Parcel is sold on an arm's length basis to an unrelated Third Party and Lender receives 100% of the net sales proceeds (after deduction for customary sales expenses consistent with sales of similar properties) and such sale is not detrimental to the operation of the remaining portion of such Property after the release and does not constitute a violation of any Property Agreement or applicable law.

Borrowers shall, at their sole cost and expense, prepare any and all documents and instruments necessary to effect the release of the Out Parcel, all of which shall be subject to the reasonable approval of Lender, and Borrowers shall pay all costs reasonably incurred by Lender (including, but not limited to, reasonable attorneys' fees and disbursements, title search costs and endorsement premiums) in connection with the review, execution and delivery of such release and any other documents, including Property Agreements, required in connection with the release of the Out Parcel.

              SECTION 2.5  PAYMENTS AND COMPUTATIONS.

              2.5.1 MAKING OF PAYMENTS. Each payment by Borrowers hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 12:00 p.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrowers. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day thereafter.

              2.5.2 COMPUTATIONS. Interest payable hereunder or under the Note by Borrowers shall be computed on the basis of the actual number of days elapsed in the related interest accrual period and a 360-day year.

              2.5.3 LATE PAYMENT CHARGE. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrowers on the date on which it is due and payable, Borrowers shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgages and the other Loan Documents.

              SECTION 2.6  CASH MANAGEMENT ARRANGEMENTS.

              (a) All Rents will be transmitted directly into an account or accounts (the "COLLECTION ACCOUNT") maintained by Borrowers but controlled by Lender at LaSalle National Bank or at such other bank or banks selected by Borrowers (the "COLLECTION ACCOUNT BANK"). Borrowers shall cause all Rents to be sent directly to the Collection Account Bank by tenants (where practicable) for deposit into the Collection Account. All other income or revenue received by Borrowers or Manager in connection with the Properties will be deposited into the Collection Account within three Business Days after the date of receipt.
The Collection Account Bank will transfer property receipts that are cleared on a daily basis to the Cash Collateral Account Bank for deposit into the Cash Collateral Account. The duties of the Collection Account Bank and the application and disbursement of all funds deposited with the Collection Account Bank shall be governed by the terms of this Agreement and the Collection Account Agreement. Any amounts so deposited into the Cash Collateral Account shall be applied and disbursed in accordance with the terms and provisions of this Agreement and the Cash Collateral Account Agreement.

              (b) Lender shall have a senior security interest in the aforementioned accounts and all subaccounts established thereunder. The upfront and ongoing expenses of maintaining such accounts and subaccounts, and any other accounts and reserves maintained pursuant to the Loan Documents, shall be the responsibility of Borrowers. Funds in each account shall be invested for the benefit of Borrowers in Permitted Investments (as defined in the Cash Collateral Account Agreement).

              (c) Anything hereinabove in this Section to the contrary notwithstanding, from and after an Event of Default, 100% of all Rents and other sums deposited into the Collection Account in any month which remain in the Collection Account or the Cash Collateral Account shall be applied to the payment of Debt Service on the Loan (including, if applicable, interest at the Default Rate), required reserves and Approved Operating Expenses and/or to the payment of the principal amount of the Note, in such order as Lender shall determine in its sole discretion.

              SECTION 2.7  FEES.

              (a) Borrowers shall pay to Lender, on the Closing Date, a structuring fee equal to .50% of the amount funded hereunder.

              (b) Borrowers shall pay to Lender an exit fee (the "Exit Fee") in the event that the Loan is repaid other than the payment due pursuant to
Section 2.3.2(d) and other than repayments with the proceeds of permanent financing obtained from Lender. The Exit Fee shall be in an amount equal to 1% prior to the first anniversary of the Closing Date and 2% thereafter of the positive difference between (i) the amount of any repayment made hereunder (regardless of whether such amount is available for reborrowing) and (ii) any portion of such amount repaid from the proceeds of permanent debt financing provided by Lender. The Exit Fee in respect of each repayment shall be payable at the time of such repayment except that no payment of the Exit Fee shall be required at the time of payment of monthly amortization due pursuant to Section 2.3.2(c) until there is a voluntary prepayment or payment of the Loan in full at which time Borrower shall owe the accrued Exit Fee for the monthly payment amounts previously made unless the Loan is refinanced at that time from proceeds of permanent debt financing provided by NACC.

III. CONDITIONS PRECEDENT

              SECTION 3.1 CONDITIONS PRECEDENT TO THE LOAN. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrowers or waiver by Lender of the following conditions precedent no later than the Closing
Date:

              (a) REPRESENTATIONS AND WARRANTIES: COMPLIANCE WITH CONDITIONS. The representations and warranties of Borrowers contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing; and Borrowers shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

              (b) LOAN AGREEMENT AND NOTE. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrowers.

              (c)    DELIVERY OF LOAN DOCUMENTS: TITLE INSURANCE: REPORTS:
LEASES.

                     (i) MORTGAGE, ASSIGNMENTS OF AGREEMENTS. Lender shall have received from Borrowers fully executed and acknowledged counterparts of the Mortgage, Assignment of Leases, the Assignment of Agreements and the Consent and Subordination of Manager relating to each Property and evidence that counterparts of the Mortgages have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon the Properties, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrowers fully executed counterparts of the Environmental Indemnity and each Consent and Subordination of Manager.

                     (ii) TITLE INSURANCE. Lender shall have received a Title Insurance Policy for each Property acceptable to Lender and evidence that the premium in respect of such Title Insurance Policy has been paid.

                     (iii) SURVEY. Lender shall have received a Survey for each Property.

                     (iv) INSURANCE. Lender shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to Lender in its reasonable discretion, and evidence of the payment of all monthly premiums then payable have been made.

                     (v) ENVIRONMENTAL REPORTS. Lender shall have received an environmental report in respect of each Property satisfactory to Lender.

                     (vi) ZONING. With respect to each Property, Lender shall have received, at Lender's option, (i) letters or other evidence with respect to such Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, in each case reasonably satisfactory to Lender (ii) an ALTA 3.1 zoning endorsement for the Title Insurance

       Policy, or (iii) a zoning opinion letter, in substance reasonably satisfactory to Lender.

                     (vii) ENCUMBRANCES. Borrowers shall have taken or caused to be taken such actions so that Lender has a valid and perfected Lien of the requisite priority as of the Closing Date with respect to the Mortgage on each Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

                     (viii) GUARANTY. Lender shall have received the Guaranties.

              (d) RELATED DOCUMENTS. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

              (e) DELIVERY OF ORGANIZATIONAL DOCUMENTS. On or before the Closing Date, Borrowers shall deliver or cause to be delivered to Lender (i) copies certified by each Borrower and Guarantor of all organizational documentation related to such Borrower or Guarantor and/or the formation, structure, existence, good standing and/or qualification to do business of such Borrower or Guarantor, as Lender may request in its reasonable discretion, including good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

              (f) OPINIONS OF COUNSEL. Lender shall have received opinions of Borrowers' and Guarantors' counsel (i) with respect to non-consolidation, true sale or true contribution, and fraudulent transfer issues, and (ii) with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender's counsel in their reasonable discretion.

              (g) BASIC CARRYING COSTS. Borrowers shall have paid or deposited into an applicable reserve (i) the amount described in clause (b) of
Section 7.3.1, (ii) currently due Other Charges, and (iii) ground lease rents which amounts shall be funded with proceeds of the Loan.

              (h) COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

              (i) FINANCIAL STATEMENTS. Borrowers shall have provided financial statements for each Property acceptable to Lender.

              (j) LEASES, RENT ROLL AND ESTOPPEL CERTIFICATES. Borrowers shall have provided Lender with certified copies of each of the Leases in effect as of the date hereof and requested by Lender, a current rent roll for each Property, and tenant estoppel certificates and subordination, non-disturbance and attornment agreements reasonably satisfactory to Lender.

              (k) REA ESTOPPELS. Borrowers shall have provided Lender with copies of all reciprocal easement and operating agreements affecting any of the Properties, together with original executed estoppel certificates in form and substance satisfactory to Lender from each of the parties (other than a Borrower) to such agreements as is required by Lender.

              (l) DEBT SERVICE COVERAGE RATIO. The Debt Service Coverage Ratio shall be at least Initial DSCR.

              (m) LOAN TO VALUE RATIO; APPRAISALS. Lender shall have received an appraisal ("Appraisal") for each Property satisfactory to Lender indicating that (i) the sum of (A) the Allocated Loan Amount for such Property is not more than seventy-five percent (75%) of the fair market value of such Property as of the date hereof and (ii) the original principal balance of the Loan is not more than seventy-five percent (75%) of the fair market value of all of the Properties as of the date hereof.

              (n) ENGINEERING REPORTS. Lender shall have received a structural engineering report for each Property from Merrit & Harris, acceptable to Lender, identifying, among other things, (i) deferred maintenance for such Property and the cost thereof and (ii) a ten (10) year schedule of anticipated capital expenditures and the per annum cost thereof.

              (o) DECLARATIONS OF COVENANTS. Borrowers shall have delivered to Lender recorded declarations of covenants and cross-easements in form and substance reasonably satisfactory to Lender covering any parcels adjoining any of the Properties owned by Borrowers or their Affiliates which contain or are expected to contain additional phases of the shopping centers on the Properties and are to be operated in an integrated manner.

              (p) UTILITY SERVICE AND TAX ASSESSMENT. Borrowers shall have delivered evidence that all utility services required for the Properties are available and that each Property is subject to separate tax assessment.

              (q) ABSENCE OF ADVERSE CHANGES. Lender shall have determined that there have been no material developments prior to the Closing Date which could, in Lender's sole judgment, adversely affect the ownership or operation of any Property or the ability of Borrowers to repay the Loan or the ability of any Borrower to perform any of its covenants and agreements set forth in this Agreement and the other Loan Documents.

              (r) DELIVERY OF BUDGETS. Borrower shall have delivered to Lender 1998 budgets for each of the Properties.


IV. REPRESENTATIONS AND WARRANTIES

              SECTION 4.1 BORROWER REPRESENTATIONS. Each Borrower represents and warrants as of the date hereof and as of the Closing Date, and as of any date Lender makes a future Advance as contemplated in Section 2.1.5 hereof, that, except as disclosed in Schedule 1:

              (a) ORGANIZATION. Each Borrower and SPE has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Each Borrower and SPE is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Each Borrower and SPE possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of each Borrower is the ownership, management and operation of the Property owned by it.

              (b) PROCEEDINGS. Each Borrower and SPE has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of each Borrower which is a party thereto and constitute legal, valid and binding obligations of each such Borrower enforceable against such Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

              (c) NO CONFLICTS. The execution, delivery and performance by each Borrower of this Agreement and the other Loan Documents to which Borrowers or any of them are a party will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of any Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which any Borrower or SPE is a party or by which any Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any Borrower or any of its properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by any Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

              (d) LITIGATION. Except as disclosed in writing to Lender there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting any Borrower or any of the Properties, which actions, suits or proceedings, if determined against such Borrower or Property, either individually or collectively has or is reasonably likely to have a Material Adverse Effect.

              (e)    PROPERTY AGREEMENTS.

                     (i) Borrowers have delivered to Lender true, correct and complete copies of all material Property Agreements.

                     (ii) No Property Agreement provides any party with the right to obtain a lien or encumbrance upon any Property superior to the lien of the Mortgage encumbering such Property.

                     (iii) No Borrower nor any other party to any Property Agreement affecting a Property is in default of its monetary or other material obligations thereunder beyond any notice and applicable grace period and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute such a monetary default or, to the best knowledge of Borrower after due inquiry, any such other default, in each case which would have a Material Adverse Effect.

                     (iv) Borrowers have not received or given any written communication which alleges that a material default exists or, with the giving of notice or the lapse of time, or both, would exist under the provisions of any Property Agreement except for such defaults which have been cured.

                     (v) No condition exists whereby a Borrower or any future owner of a Property may be required to purchase any other parcel of land which is subject to any Property Agreement or which gives any Person a right to purchase, or right of first refusal with respect to, such Property.

                     (vi) To the best knowledge of Borrowers, no offset or any right of offset exists respecting continued contributions to be made by any party to any Property Agreement except as expressly set forth therein. Except as previously disclosed to Lender in writing, no material exclusions or restrictions on the utilization, leasing or improvement of any Property (including non-compete agreements) exists in any Property Agreement.

                     (vii) Except as previously disclosed to Lender in writing, all "pre-opening" requirements contained in all Property Agreements (including, but not limited to, all off-site and on-site construction requirements), if any, have been fulfilled and, to the best of Borrowers' knowledge, no condition now exists whereby any party to any such Property Agreement could refuse to honor its obligations thereunder if such refusal is reasonably likely to have a Material Adverse Effect.

                     (viii) Except as previously disclosed to Lender in writing, all work, if any, to be performed by a Borrower under each of the Property Agreements has been substantially performed, all contributions to be made by a Borrower to any party to such Property Agreements have been made, and all other conditions to such party's obligations thereunder have been satisfied if the failure to so perform, contribute or satisfy is reasonably likely to have a Material Adverse Effect.

              (f) TITLE. Each Borrower has good insurable and marketable fee simple or leasehold title (as shown on Schedule 5) to the real property comprising part of the Property owned or leased by it, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. Each Mortgage when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on the Property it purports to encumber, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created or permitted by the Loan Documents. The Permitted Encumbrances do not materially adversely affect the value or use of any Property, or any Borrowers' ability to repay the Loan. Except for Permitted Encumbrances there are no claims for payment for work, labor or materials affecting any Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

              (g) NO BANKRUPTCY FILING. No Borrower or SPE is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and no Borrower or SPE has knowledge of any Person contemplating the filing of any such petition against it.

              (h) FULL AND ACCURATE DISCLOSURE. No statement of fact made by any Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading.

              (i) NO PLAN ASSETS. No Borrower is an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of any Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

              (j) COMPLIANCE. To Borrowers' knowledge, each Borrower and each Property and the use thereof comply in all material respects with all applicable Legal Requirements, including building and zoning ordinances and codes and Property Agreements. No Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which is reasonably likely to have a Material Adverse Effect.
There has not been committed by Borrowers, or to Borrowers' knowledge, any other person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any state or local government the right of forfeiture as against any Property or any part thereof or any monies paid in performance of Borrowers' obligations under any of the Loan Documents. Borrowers hereby covenant and agree not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

              (k) CONTRACTS. To Borrowers' knowledge, except as previously disclosed to Lender, there are no contracts affecting any Property which provide for payments of more than $50,000 in any year and which are not terminable on one month's notice or less without cause and without penalty or premium. All material contracts affecting the Properties have been entered into at arms-length in the ordinary course of Borrowers' business and provide for the payment of fees in amounts and upon terms comparable to market rates existing at the time of execution.

              (l) FINANCIAL INFORMATION. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender by or on behalf of Borrowers in respect of the Properties
(i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of each Property as of the date of such reports, and (iii) have been prepared in accordance with GAAP (or such other accounting basis as is reasonably acceptable to Lender) consistently applied throughout the periods covered, except as disclosed therein or as otherwise disclosed in writing to Lender prior to the date hereof. No Borrower has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrowers and reasonably likely to have a Material Adverse Effect except as referred to or reflected in said financial statements or as otherwise disclosed in writing to Lender prior to the date hereof and as required to be disclosed under GAAP. Since the date of such financial statements, there has been no change in the financial condition, operations or business of any Borrower from that set forth in said financial statements which is reasonably likely to have a Material Adverse Effect.

              (m) CONDEMNATION. No Condemnation or other proceeding has been commenced or, to Borrowers' best knowledge, is contemplated with respect to all or any portion of any Property or for the relocation of roadways providing access to any Property which is reasonably likely to have a Material Adverse Effect.

              (n) FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

              (o) UTILITIES AND PUBLIC ACCESS. Each Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Property are located in the public right-of-way abutting such Property, and all such utilities are connected so as to serve the Property without passing over other property (unless through permanent insurable easements benefitting such Property. All roads necessary for the use of each Property for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

              (p) NOT A FOREIGN PERSON. No Borrower is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

              (q) SEPARATE LOTS. Each Property is comprised of one (1) or more parcels which constitutes a separate tax lot and does not constitute a portion of any other tax lot not a part of such Property.

              (r) ASSESSMENTS. Except as disclosed in the Title Policies, there are no pending or, to the best knowledge of Borrowers, proposed special or other assessments for public improvements or otherwise affecting any Property, nor are there any contemplated improvements to any Property that may result in such special or other assessments.

              (s)    [INTENTIONALLY OMITTED.]

              (t) NO PRIOR ASSIGNMENT. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

              (u) INSURANCE. Borrowers have obtained and have delivered to Lender insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement.

              (v) USE OF PROPERTY. Each Property is used primarily for retail and related uses.

              (w) CERTIFICATE OF OCCUPANCY; LICENSES. To Borrowers' knowledge, all certifications, permits, licenses and approvals, including certificates of completion and occupancy permits and any applicable liquor licenses required for the legal use, occupancy and operation of the Properties (collectively, the "LICENSES"), have been obtained and are in full force and effect. Borrowers shall keep and maintain all licenses necessary for the operation of the Properties. The use being made of each Property is in conformity with the certificate of occupancy issued for such Property.

              (x) FLOOD ZONE. Except as otherwise disclosed on the Surveys, none of the Improvements on the Properties is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards or, if they are, Borrowers have obtained the flood insurance required hereunder.

              (y) PHYSICAL CONDITION. To Borrower's knowledge, except as disclosed in the engineering reports delivered to Lender in connection with the underwriting of the Loan, each Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, is in good condition, order and repair in all material respects; there exist no structural or other material defects or damages in any Property. Borrowers have not received notice from any insurance company or bonding company of any defects or inadequacies in the Properties, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

              (z) APPRAISED VALUE. All of the improvements which were included in determining the appraised value of each Property lie wholly within the boundaries and building restriction lines of such Property. Except as disclosed in the Survey for a Property, no improvements on adjoining properties encroach upon such Property, and no easements or other encumbrances upon any Property encroach upon any of the improvements, so as to materially affect the value or marketability of such Property except those which are insured against by title insurance.

              (aa) LEASES. Attached hereto as SCHEDULE 2 is a rent roll (the "RENT ROLL") for the Properties. The Rent Roll is true, correct and complete with respect to the subject matter thereof. The only Leases affecting the Properties are those reflected in the Rent Roll. Except as set forth in
SCHEDULE 2: (i) each Lease is in full force and effect; (ii) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under such Leases and there are no offsets, claims or defenses to the enforcement thereof;
(iii) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (iv) the fixed rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll and there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (v) no tenant has made any claim against the landlord under the Leases which remains outstanding and there are no defaults on the part of the landlord under any Lease and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such default; (vi) to Borrowers' best knowledge, there is no present material default by any tenant under any Lease; and (vii) Borrowers do not hold any security deposits under the Leases. None of the Leases contains any option to purchase or right of first refusal to purchase any Property or any part thereof which remains in effect as of the date thereof which remains in effect as of the date thereof. The Leases have not been assigned or pledged except to Lender, and no other person whatsoever has any interest therein except the tenants thereunder.

              (bb) SURVEY. The survey for each Property delivered to Lender in connection with this Agreement does not fail to reflect any material matter affecting such Property or the title thereto that would normally be set forth in such type of survey.

              (cc) FILING AND RECORDING TAXES. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Properties to Borrowers have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Mortgages, have been paid and, under current Legal Requirements, each Mortgage is enforceable against the Borrower party thereto in accordance with its respective terms by Lender
(or any subsequent holder thereof), except as such enforceability may be limited by insolvency, bankruptcy, moratorium or other laws affecting creditor's remedies in general and principles of equity.

              (dd) SINGLE-PURPOSE. Each Borrower hereby represents and warrants to, and covenants with, Lender that, as of the date hereof and until such time as the Debt shall be paid in full:

           (i) Such Borrower does not and will not own any asset or property other than (A) the Property owned by it as shown on Schedule 5, and (B) incidental personal property related to or arising from the ownership or operation of such Property.

          (ii) Such Borrower will not engage in any business other than the ownership, development, management and operation of the Property owned by it and will conduct and operate its business as presently conducted and operated.

         (iii) Such Borrower will not enter into any contract or agreement with any of its Affiliates or constituent parties, any guarantor of the Debt or any part thereof or any Affiliate of any constituent party or Guarantor, except upon terms and conditions that are no less favorable than those that would be available on an arms-length basis with third parties other than any such party.

          (iv) Such Borrower has not incurred, and such Borrower will not incur, any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than the Permitted Indebtedness. Except for mechanics' liens arising from Permitted Indebtedness which are being contested in accordance with the requirements of this Agreement, no indebtedness other than the Debt may be secured (subordinate or PARI PASSU) by the Properties.

           (v) Such Borrower has not made and will not make any loans or advances to any third party other than to employees in the ordinary course of business (including any Affiliate or constituent party, any Guarantor or any affiliate of any constituent party or Guarantor).

          (vi) Such Borrower is and will remain solvent and will pay its debts and liabilities (including employment and overhead expenses) from its assets as the same shall become due.

         (vii) Such Borrower has done or caused to be done and will do all things necessary to observe corporate, partnership, or limited liability company formalities, as the case may be, and preserve its existence.

        (viii) Such Borrower will not, and will not permit any constituent party to, amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of such Borrower or such constituent party in a manner which would adversely affect such Borrower's existence as a single purpose entity.

          (ix) Such Borrower will maintain books and records and bank accounts separate from those of its Affiliates and any constituent party and such Borrower will file its own tax returns.

           (x) Such Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate, any constituent party, any Guarantor or any affiliate of any constituent party or Guarantor), shall conduct business in its own name and shall maintain and utilize separate stationery, invoices and checks.

          (xi) Such Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

         (xii) Neither such Borrower nor any constituent party will seek the dissolution or winding up, in whole or in part, of such Borrower.

        (xiii) Such Borrower will not commingle its funds and other assets with those of any Affiliate or constituent party, any Guarantor, or any Affiliate of any constituent party or Guarantor, or any other person.

         (xiv) Such Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party, any Guarantor, or any Affiliate of any constituent party or Guarantor, or any other person.

          (xv) Except as set forth in the Loan Documents, such Borrower does not and will not hold itself out to be responsible for the debts or obligations of any other person.

         (xvi) Each Borrower which is a limited liability company shall at all times have one member, and each Borrower which is a limited partnership shall at all times have a general partner (such member or general partner being referred to herein as the "SPE") which is a "single purpose entity" and which shall at all times comply with each of the representations, warranties, and covenants contained in this Section 4.1(dd) as if such representation, warranty or covenant was made directly by such SPE.

        (xvii) The charter of each SPE shall at all times have at least one duly appointed member of its board of directors (an "INDEPENDENT DIRECTOR") reasonably satisfactory to Lender who shall not have been at the time of such individual's appointment, and may not have been at any time during the preceding five years (i) a shareholder of, or an officer or employee of, any Borrower or any of its shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, any Borrower or any of its shareholders, subsidiaries or affiliates who derives more than 10% of its purchases or revenues from its activities with the Borrower, (iii) a person or other entity controlling any such shareholder, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of such SPE. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

       (xviii) The board of directors of each SPE shall not take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires the vote of the board of directors of the SPE unless at the time of such action there shall be at least one member who is an Independent Director.

         (xix) Such Borrower shall conduct its business so that the assumptions made with respect to such Borrower in that certain opinion letter dated as of the Closing Date delivered by Borrowers' counsel in connection with the Loan shall be true and correct in all respects.

              (ee) INVESTMENT COMPANY ACT. No Borrower is (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

              (ff) FRAUDULENT TRANSFER. No Borrower has entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor. Each Borrower and each SPE (i) is and has at all times been Solvent and will remain Solvent immediately upon the consummation of the transactions contemplated by the Loan Documents, (ii) is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors and (iii) is not contemplating the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Person's assets or property and no Borrower has any knowledge of any Person contemplating the filing of any such petition against it or any SPE. No Borrower intends to, or believes that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of such Borrower).

              (gg) MANAGEMENT AGREEMENT. Each Management Agreement delivered to lender in connection with any of the Properties, if any, is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder.
Neither the execution and delivery of the Loan Documents, Borrowers' performance thereunder, the recordation of the Mortgages, nor the exercise of any remedies by Lender, will adversely affect a Borrower's rights under any Management Agreement.

              SECTION 4.2 SURVIVAL OF REPRESENTATIONS. Borrowers agree that all of the representations and warranties of Borrowers set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as the Debt or any portion thereof remains owing to Lender under this Agreement or any of the other Loan Documents by Borrowers. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrowers shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

V.     AFFIRMATIVE COVENANTS

              SECTION 5.1 BORROWER COVENANTS. From the date hereof and until payment and performance in full of all obligations of Borrowers under the Loan Documents or the earlier release of the Liens of the Mortgages (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, or with respect to a particular Borrower, until such Borrower shall be released pursuant to Section 2.4 hereof, Borrowers hereby covenant and agree with Lender that:

              (a) EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS: INSURANCE. Each Borrower shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises, (ii) comply with all Legal Requirements and Property Agreements applicable to it and the Properties and (iii) at all times maintain, preserve and protect all franchises and trade names, in each case to the extent failure to do so would result in a Material Adverse Effect. Each Borrower shall preserve all the remainder of its property used or useful in the conduct of its business and shall make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements to the Properties thereto, all as provided in the Mortgages.

              (b) TAXES AND OTHER CHARGES. Borrowers shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof as the same become due and payable or request that such Taxes and Other Charges be paid from amounts in the Tax and Insurance Escrow Fund. Borrowers will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid (provided, however, that Borrowers are not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.3 hereof). Other than for Permitted Encumbrances, Borrowers shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against any Property, and shall promptly pay for all utility services provided to the Properties. Borrowers, at their own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured,
(ii) such proceeding shall suspend the collection of the Taxes or Other Charges from the applicable Property or Properties, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrowers are subject and shall not constitute a default thereunder, (iv) neither any Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (v) Borrowers shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon; and
(vi) Borrowers shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith. Prior written notice of any such contest must be given to Lender if the contested Taxes or Other Charges have not been paid prior to initiation of the contest. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established.

              (c) LITIGATION. Borrowers shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against any Borrower or any Property which might have a Material Adverse Effect.

              (d) PREMISES. Borrowers shall permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice.

              (e) NOTICE OF DEFAULT. Borrowers shall promptly advise Lender of any material adverse change in the condition, financial or otherwise, of any Borrower or of the occurrence of any Default or Event of Default of which any Borrower has knowledge.

              (f) COOPERATE IN LEGAL PROCEEDINGS. Borrowers shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings. The foregoing shall not be construed to require Borrowers to incur expenses in cooperating in any proceeding which arises out of the gross negligence or wilful misconduct of Lender.

              (g) PERFORM LOAN DOCUMENTS. Borrowers shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by Borrowers.

              (h) INSURANCE BENEFITS. Borrowers shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable in connection with the Properties, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys' fees and disbursements, and the expense of an appraisal on behalf of Lender in case of a fire or other casualty affecting any Property or any part thereof) out of such Insurance Proceeds.

              (i) FURTHER ASSURANCES. Borrowers shall, at Borrowers' sole cost and expense:

                     (i) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts reasonably necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure their obligations under the Loan Documents, as Lender may reasonably require; and

                     (ii) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

              (j) SUPPLEMENTAL MORTGAGE AFFIDAVITS. As of the date hereof, Borrowers represent that they have paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgages. If at any time Lender determines, based on applicable law, that Lender is not being afforded the agreed upon amount of security available from each Property as a direct or indirect result of applicable taxes not having been paid with respect to such Property, Borrowers agree that the appropriate Borrower or Borrowers will, on demand, pay any additional taxes.

              (k)    FINANCIAL REPORTING.

              (i) Borrowers shall keep and maintain or shall cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) consistently applied, books, records and accounts reflecting in reasonable detail all of the financial affairs of Borrowers and all items of income and expense in connection with the operation of the Property and in connection with any services, equipment or furnishings provided in connection with the operation of each Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable prior written notice to Borrowers to examine such books, records and accounts at the office of Borrowers or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence and during the continuance of an Event of Default with respect to Borrowers or any Property, Borrower shall pay any costs and expenses incurred by Lender to examine Borrowers' accounting records with respect to such Property, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender's interest.

              (ii) Borrowers shall furnish to Lender annually, within 90 days following the end of each Fiscal Year, a complete copy of Borrowers' operating and financial statements audited by Ernst & Young (or any other certified public accounting firm reasonably acceptable to Lender) in accordance with GAAP or such other accounting basis reasonably acceptable to Lender consistently applied covering Borrowers' financial position and results of operations, including consolidated and consolidating balance sheets for each Property, for such Fiscal Year and containing (v) a statement of revenues and expenses, (w) a statement of assets and liabilities, (x) a statement of Borrowers' equity, (y) an exhibit detailing capitalized expenses for such Fiscal Year and (z) for each Property the amount of sales per square foot.

Together with Borrowers' annual financial statements, Borrowers shall furnish to Lender an Officer's Certificate certifying as of the date thereof (x) that, to the best of Borrowers' knowledge, the annual financial statements present fairly in all material respects the results of operations and financial condition of Borrowers all in accordance with GAAP consistently applied, and (y) whether there exists an Event of Default or Default, and if such Event of Default or Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

              (iii) Borrowers shall furnish to Lender, within 45 days following the end of each quarter of each Fiscal Year (x) unaudited operating and financial statements with respect to Borrowers for that quarter, together with an Officer's Certificate in substantially the form attached hereto as EXHIBIT D.

              (iv) Borrowers shall furnish to Lender, within 30 days following the end of each month, (x) property operating statements for each Property and an Officer's Certificate certifying such property operating statements, and (y) certified updated occupancy statements and rent rolls for each Property identifying all Leases, including newly executed or unrenewed Leases, and in forms reasonably acceptable to Lender.

              (v) Borrowers shall furnish to Lender, within 15 Business Days after request (which may be made not more than once a quarter), such further information with respect to the operation of any Property and the financial affairs of Borrowers as may be reasonably requested by Lender, PROVIDED, HOWEVER, THAT any such information reasonably considered confidential by Borrowers shall be delivered only upon receipt of a confidentiality agreement reasonably acceptable to Borrowers.

              (vi) Borrowers shall furnish to Lender, within 15 Business Days after request, such further information regarding any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA as may be reasonably requested by Lender.

              (vii) Borrowers shall furnish Lender promptly upon transmission thereof, with copies of all financial statements, proxy statements, notices and reports of the REIT as the REIT shall send to its public shareholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission).

              (l) BUSINESS AND OPERATIONS. Each Borrower will continue to engage primarily in the retail businesses presently conducted by it. Each Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of such Property in each case to the extent failure so to do would have a Material Adverse Effect.

              (m)    TITLE TO THE PROPERTY.  Borrowers will warrant and defend
(i) the title to the Properties and every part thereof, subject only to Liens permitted under the Loan Documents (including Permitted Encumbrances), and (ii) the validity and priority of the Liens of the Mortgages, subject only to Liens permitted under the Loan Documents (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrowers shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in any Property, other than as permitted hereunder, is claimed by another Person.

              (n) COSTS OF ENFORCEMENT. In the event (i) that any Mortgage is foreclosed in whole or in part or is put into the hands of an attorney for collection, suit, action or foreclosure, (ii) of the foreclosure of any mortgage prior to or subsequent to the Mortgage encumbering any Property in which proceeding Lender is made a party, or (iii) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of any Borrower or an assignment by any Borrower for the benefit of its creditors, Borrowers, their successors or assigns, shall be chargeable with and agree to pay all costs of collection and defense, including reasonable attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

              (o)    ESTOPPEL STATEMENT.

                     (i)    After request by Lender, Borrowers shall within ten
(10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (A) the unpaid principal amount of the Note, (B) the Interest Rate of the Note, (C) the date installments of interest and/or principal were last paid, and (D) that the Note, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

                     (ii) After request by Borrowers, Lender shall within thirty (30) days furnish Borrowers with a statement, duly acknowledged and certified, setting forth (A) the unpaid principal amount of the Note, (B) the Interest Rate of the Note, (C) the date installments of interest and/or principal were last paid, and (D) that the Note, this Agreement, the Mortgages and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

              (p) LOAN PROCEEDS. Each Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in
Section 2.1.4.

              (q) PERFORMANCE BY BORROWERS. Borrowers shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by Borrowers, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by Borrowers without the prior written consent of Lender.

              (r) ANNUAL BUDGET. Borrowers shall prepare and submit (or shall cause Manager to prepare and submit) to Lender at least 45 days prior to the end of each Fiscal Year, for approval by Lender, which approval shall not be unreasonably withheld or delayed, a proposed pro forma budget for each Property during the succeeding Fiscal Year (the "ANNUAL BUDGET") and, promptly after preparation thereof, any subsequent revisions to such Annual Budget. Lender's failure to approve or disapprove any Annual Budget within twenty (20) days after Lender's receipt thereof shall be deemed to constitute Lender's approval thereof. The Annual Budget shall consist of (a) an operating expense budget (the "OPERATING BUDGET") showing, on a month-by-month basis, in reasonable detail, each line item of the Borrowers' anticipated income and Operating Expenses (on a cash and accrual basis), including amounts required to establish, maintain and/or increase reserves, (b) a Capital Expense Budget (the "CAPITAL BUDGET") showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenses.

              (s) CONFIRMATION OF REPRESENTATIONS. Borrowers shall deliver to Lender within ten (10) days of the request of Lender, which request may be given not less than ten (10) days nor more than thirty (30) days prior to the anticipated date of Securitization, an Officer's Certificate updating all of the representations and warranties contained in this Agreement and the other Loan Documents and certifying that all of the representations and warranties contained in this Agreement and the other Loan Documents, as updated pursuant to such Officer's Certificate, are true, accurate and complete as of the date of such Officer's Certificate, and noting any exceptions.

              (t) NO JOINT ASSESSMENT. Borrowers shall not suffer, permit or initiate the joint assessment of any Property (i) with any other real property constituting a tax lot separate from such Property, and (ii) with any portion of such Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Property.

              (u) LEASING MATTERS. Borrowers shall not, without Lender's prior written consent, enter into, modify, amend or renew any Lease except in accordance with the Prudent Manager Standard, and shall not enter into, modify, amend or renew (i) any one or more Leases with a tenant and/or its affiliates if the same is effected as part of a single transaction or a series of substantially integrated transactions related to 20,000 leasable square feet or more in the aggregate of any or all of the Properties, in each case without Lender's consent, not to be unreasonably withheld or delayed if consistent with the Prudent Manager Standard. Without limiting the generality of the foregoing, it shall not be unreasonable for Lender to withhold its consent to any such Lease, amendment or renewal which does not provide for the payment of market rents or is not otherwise in compliance with the Prudent Manager Standard. All Leases shall provide for rental rates, terms and conditions which constitute good and prudent business practice and are consistent with the Prudent Manager Standard and shall be arms-length transactions. All Leases shall provide that they are subordinate to the Mortgages and that the lessees thereunder attorn to Lender. Borrowers shall deliver copies of all Leases, amendments, modifications and renewals to Lender. Borrowers (i) shall observe and perform the obligations imposed upon the lessor under the Leases; (ii) shall, consistent with the Prudent Manager Standard, enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed; (iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); and (v) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require.

              (v)    PRINCIPAL PLACE OF BUSINESS.   No Borrower shall change its
principal place of business set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.

              (w) MANAGEMENT AGREEMENT. Borrowers shall cause the Properties to be operated pursuant the Management Agreement. Each Borrower shall:

                     (i) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder;

                     (ii) promptly notify Lender of any default under the Management Agreement of which it is aware;

                     (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan and property improvement plan received by it pursuant to the Management Agreement; and

                     (iv) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the Manager under the Management Agreement.

              (x)    INTEREST RATE MANAGEMENT.  Attached hereto as Exhibit C
is Lender's standard form of forward rate lock agreement (the "Rate Lock Agreement"). The defined terms used in this Section 5.1(x) and not otherwise defined herein shall have the meanings set forth in the Rate Lock Agreement. If at any time during the term of the Loan the hypothetical loan constant determined by using the Benchmark Treasury Rate, a loan spread of 200 basis points, and assuming a twenty five year amortization schedule would exceed 10.09%, then Borrower will be required to immediately lock an interest rate pursuant to the Rate Lock Agreement for an Anticipated Loan Amount equal to the outstanding balance of the Loan, for an effective term of ten years, and for a Rate Lock Period expiring no earlier than the Stated Maturity Date.
The "number of months forward" for purposes of the Rate Lock Agreement shall be the number of months from the time of the rate lock to the Stated Maturity Date. Borrowers agree to enter execute a Rate Lock Agreement reflecting the terms of the rate lock upon notice from Lender but all references to a Rate Lock Deposit shall be deleted and the fee shall be four basis points per month rather than eight. Borrower hereby irrevocably designates NACC as its attorney-in-fact to lock its interest rate in accordance with the foregoing and do all things necessary and required in order to effectuate and consummate the rate lock and such rate lock shall be governed by the terms of the Rate Lock Agreement with the same effect as if Borrower and NACC had actually executed it. Any such agreement shall be considered a Loan Document hereunder and shall be secured by all the Mortgages and covered by the terms of the
Guaranties.   Borrower acknowledges and agrees that although Lender has the right to unilaterally lock the rate at any time the hypothetical debt service constant exceeds 10.09%, Lender shall have no liability to Borrowers if it does not lock such rate or if it does not lock the rate at the lowest possible rate provided that Lender agrees to act in good faith to lock the rate at a market rate at the time the rate lock occurs. Borrower further acknowledges that the rate locked will affect the pricing on any permanent financing that may be available from Lender in order to repay this Facility. If Borrower obtains permanent financing from Lender the hedge position pursuant to the Rate Lock Agreement can be used in connection with such permanent financing. If Borrower repays the Loan and does not obtain permanent financing from Lender, then Borrower acknowledges that the corresponding hedge positions in connection with the Rate Lock Agreement will need to be unwound and that any losses incurred shall be the responsibility of Borrowers. If any gains are realized in connection with the unwinding of such hedge position, then such gains will be applied by Lender to reduce the outstanding balance of the Loan.

VI.    NEGATIVE COVENANTS

              SECTION 6.1 BORROWERS' NEGATIVE COVENANTS. From the date hereof until payment and performance in full of all obligations of Borrowers under the Loan Documents or the earlier release of the Lien of the Mortgages in accordance with the terms of this Agreement and the other Loan Documents or, with respect to a particular Borrower, until such Borrower shall be released pursuant hereto, each Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

              (a) OPERATION OF PROPERTY. No Borrower shall, without Lender's prior consent: (i) surrender, terminate or cancel the Management Agreement or otherwise replace the Manager of the Property owned by it or enter into any other management agreements with respect to such Property (except pursuant to Section 9.5), (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under the Management Agreement in any material respect.

              (b) LIENS. No Borrower shall, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of its Property or permit any such action to be taken, except (i) Permitted Encumbrances,(ii) Liens created by or permitted pursuant to the Loan Documents and (iii) Liens for Taxes or Other Charges not yet due. Without limiting the foregoing, Borrowers, at their own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, any Lien (other than a Lien relating to non-payment of Taxes or Other Charges, the contest of which shall be governed by Section 5.1(b) hereof) of the type set forth above provided that (i) no Event of Default has occurred and remains uncured, (ii) such proceeding shall suspend the collection of, or any realization upon the contested Lien or amount from the applicable Property or Properties, (iii) neither any Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (iv) such contest shall not affect the ownership, use or occupancy of any Property, (v) such contest shall not subject Lender or any Borrower to the risk of civil or criminal liability (other than the civil liability of the applicable Borrower for the amount in question), (vi) such Lien is subordinate to the lien of the applicable Mortgage or the title insurance policy insuring the lien of such Mortgage affirmatively insures, to Lender's reasonable satisfaction against any loss, cost or damage which Lender may suffer as a result of the existence or enforcement of such Lien, (vii) Borrowers shall have furnished such security as may be required in the proceeding to insure the payment of any such Lien, together with all interest and penalties thereon; and (viii) Borrowers shall promptly upon final determination thereof pay the amount of any such Lien, together with all costs, interest and penalties which may be payable in connection therewith. Lender agrees that it will join in and subordinate the Liens of the Mortgages to any easement, license or restrictive covenant (i) which arises after the date hereof and
(ii) constitutes a Permitted Encumbrance.

              (c) DISSOLUTION. Neither Borrower, nor HGP, nor HGPLP shall dissolve, terminate, liquidate, merge with or consolidate into another Person.

              (d) CHANGE IN BUSINESS. No Borrower shall enter into any line of business other than the ownership and operation of the Property owned by it, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business which is to primarily be in the retail rental business.

              (e) DEBT CANCELLATION. No Borrower shall cancel or otherwise forgive or release any claim or debt owed to such Borrower by any Person, except for adequate consideration or in the ordinary course of such Borrower's business in its reasonable judgment and consistent with the Prudent Manager Standard.

              (f) AFFILIATE TRANSACTIONS. No Borrower shall enter into, or be a party to, any transaction with an Affiliate of any Borrower or any of the partners or members of any Borrower except in the ordinary course of business and on terms which are no less favorable to such Borrower than would be obtained in a comparable arm's-length transaction with an unrelated third party.

              (g) ZONING. No Borrower shall initiate or consent to any zoning reclassification of any portion of any Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

              (h) ASSETS. No Borrower shall purchase or own any real property other than the Property owned by it (as shown on Schedule 5).

              (i) DEBT. No Borrower shall create, incur or assume any debt (including subordinate debt) other than the Debt and other than Permitted Indebtedness. In addition, no person owning any interest in any Borrower shall pledge, transfer or otherwise dispose of its interest in such Borrower to secure any financing for the benefit of such person, any Borrower or any Property.

              (j) TRANSFERS. No Borrower shall, without the prior written consent of Lender, suffer or permit the sale, assignment or transfer (collectively, "TRANSFER") of (i) all or any part of any Property (ii) any direct interest in any Borrower or (iii) any direct or indirect interest in any partner or member of any Borrower; provided, however, that the restrictions provided herein shall not apply to any sale or transfer of any securities of HGP or the limited partnership interests in HGPLP or, as to any Borrower that is a limited partnership, transfers of limited partnership interests in Borrower so long as HGPLP and SPE collectively own at least 50.1% of the total partnership interests in such Borrower or, as to any Borrower that is a limited liability company, transfers of membership interests so long as HGPLP and SPE collectively own at least 50.1% of the total membership interests of such Borrower. No Transfer consented to by Lender pursuant to clause (ii) or (iii) above shall be permitted unless Lender shall have received (a) evidence in writing from the applicable Rating Agencies to the effect that such a Transfer will not result in a qualification, withdrawal or downgrading of the ratings in effect immediately prior to such Transfer for the Securities issued in connection with the Securitization which are then outstanding and (b) a non-consolidation opinion satisfactory to Lender from the transferee's counsel. On or before the completion of any such permitted Transfer, Borrowers will pay all reasonable expenses of Lender incurred in connection therewith.

VII. CASUALTY; CONDEMNATION; ESCROWS

              SECTION 7.1  INSURANCE; CASUALTY AND CONDEMNATION.

              7.1.1 INSURANCE.

              (a) Each Borrower shall, at its expense, maintain the following insurance coverages with respect to the Property owned by such Borrower during the Term:

                     (i) Insurance against loss or damage by fire, casualty and other hazards included in an "all-risk" extended coverage endorsement or its equivalent, with such endorsements as Lender may from time to time reasonably require and which are customarily required by institutional lenders of similar properties similarly situated, covering each Property in an amount not less than the greater of (A) 100% of the insurable replacement value of the Property (exclusive of the land and footings and foundations) and (B) such other amount as is necessary to prevent any reduction in such policy by reason of and to prevent any Borrower, Lender or any other insured thereunder from being deemed to be a co-insurer.

                     (ii) Commercial comprehensive general liability insurance against claims for personal and bodily injury and/or death to one or more persons or property damage, occurring on, in or about the Property (including the adjoining streets, sidewalks and passageways therein) in such amounts as Lender may from time to time reasonably require (but in no event shall Lender's requirements be increased more frequently than once during each twelve (12) month period) and which are customarily required by institutional lenders for similar properties similarly situated, but not less than $10,000,000.00.

                     (iii) Business interruption rent loss or other similar insurance (A) with loss payable to Lender, (B) covering all risks required to be covered by the insurance provided for in Section 7.1.1(a)(i), (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Property has been repaired, the continued loss of rental income shall be insured until six (6) months after completion of such repairs notwithstanding, that the policy may expire prior to the end of such period, and
(D) in an amount not less than 100% of the actual fixed or base rent plus percentage rent based on the preceding twelve (12) month period. The amount of such insurance shall be determined upon the execution of this Agreement, and not more frequently than once each calendar year thereafter based on such Borrower's reasonable estimate of projected fixed or base rent plus percentage rent, from the Property for the next succeeding twelve (12) months. In the event the Property shall be damaged or destroyed, such Borrower shall and hereby does assign to Lender all payment of claims under the policies of such insurance, and all amounts payable thereunder, and all net amounts, shall be collected by Lender under such policies and shall be applied in accordance with this Agreement; provided, however, that nothing herein contained shall be deemed to relieve such Borrower of its obligations to timely pay all amounts due under the Loan

Documents, except to the extent such amounts are actually paid out of the proceeds of such insurance.

                     (iv) War risk insurance when such insurance is obtainable from the United States of America or any agency or instrumentality thereof at reasonable rates (for the maximum amount of insurance obtainable) and if requested by Lender, and such insurance is then customarily required by institutional lenders of similar properties similarly situated.

                     (v) Insurance against loss or damages from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus now or hereafter installed at the Property, in such amounts as Lender may from time to time reasonably require and which are then customarily required by institutional lenders of similar properties similarly situated.

                     (vi) Flood insurance in an amount equal to the full insurable value of the Property or the maximum amount available, whichever is less, if the Improvements are located in an area designated by the Secretary of Housing and Urban Development as being "an area of special flood hazard" under the National Flood Insurance Program (I.E., having a one percent or greater chance of flooding), and if flood insurance is available under the National Flood Insurance Act and is required by Lender.

                     (vii) Worker's compensation insurance or other similar insurance which may be required by Governmental Authorities or Legal Requirements.

                     (viii) Insurance against loss or damage from earthquakes to the extent commercially available and generally obtained by owners of similar properties, together with such other insurance as may from time to time be required by Lender and which is then customarily required by institutional lenders for similar properties similarly situated, against other insurable hazards, including, but not limited to, malicious mischief, vandalism or windstorm, which at the time are commonly insured against and generally available in the case of properties similarly situated, due regard to be given to the size and type of the Premises, Improvements and Equipment and their location, construction and use.

                     (ix) If any Borrower is a partnership, such Borrower shall cause SPE to maintain fidelity insurance in an amount equal to or greater than the annual Operating Revenue of the Property for the six (6) month period immediately preceding the date on which the premium for such insurance is due and payable.

                     (x) Each Borrower shall cause any Manager of the Property to maintain fidelity insurance in an amount equal to or greater than the annual Operating Revenue of the Property for the six (6) month period immediately preceding the date on which the premium for such insurance is due and payable or such lesser amount as Lender shall approve.

              (b) All insurance required by this Section 7.1.1 shall be in the form (other than with respect to Sections 7.1.1(a)(vi) above when insurance in those two sub-sections is placed with a governmental agency or instrumentality on such agency's forms) and amount and with deductibles as, from time to time, shall be reasonably acceptable to Lender, under valid and enforceable policies issued by financially responsible insurers authorized to do business in the State where the Property is located, with a claims paying ability rating of not less than "AA" from at least two nationally recognized statistical rating agencies (one of which must be Standard & Poor's); provided, however, with respect to insurance against damage or loss resulting from earthquake damage, a claims paying ability rating of not less than "BBB" shall be acceptable. Originals or certified copies of all insurance (or certificates with such excerpts from the policies as Lender may request) shall be delivered to and held by Lender. All such policies (except policies for worker's compensation) shall name Lender as an additional named insured, shall provide for loss payable to Lender and shall contain (or have attached): (i) standard "non-contributory mortgagee" endorsement or its equivalent relating, INTER ALIA, to recovery by Lender notwithstanding the negligent or willful acts or omissions of any Borrower; (ii) a waiver of subrogation endorsement as to Lender; (iii) an endorsement indicating that neither Lender nor any Borrower shall be or be deemed to be a co-insurer with respect to any casualty risk insured by such policies and shall provide for a deductible per loss of an amount not more than that which is customarily maintained by owners of similar properties similarly situated, and (iv) a provision that such policies shall not be canceled, terminated, denied, renewed or amended, including, without limitation, any amendment reducing the scope or limits of coverage, without at least thirty (30) days' prior written notice to Lender in each instance. Not less than thirty
(30) days prior to the expiration dates of the insurance policies obtained pursuant to this Agreement, originals or certified copies of renewals of such policies (or certificates evidencing such renewals) bearing notations evidencing the payment of premiums or accompanied by other reasonable evidence of such payment (which premiums shall not be paid by any Borrower through or by any financing arrangement which would entitle an insurer to terminate a policy) shall be delivered by Borrowers to Lender. Borrowers shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Section 7.1.1.

              (c) Borrowers shall notify Lender of the renewal premium of each insurance policy (collectively, "INSURANCE PREMIUMS") and, upon Borrowers' failure to pay such premium in accordance with the terms of this Agreement, Lender shall be entitled to pay, or upon Borrowers' written request, shall pay such amount on behalf of Borrowers from the Tax and Insurance Escrow Fund to the extent of funds deposited in such Fund. With respect to insurance policies which require periodic payments (i.e., monthly or quarterly) of premiums, Lender shall be entitled to pay such amounts fifteen (15) days (or such lesser number of days as Lender shall determine) prior to the respective due dates of such installments.

              (d) If any Property is damaged or destroyed, in whole or in part, by fire or other casualty (an "INSURED CASUALTY"), Borrowers shall give prompt notice thereof to Lender. Following the occurrence of an Insured Casualty, Borrowers, provided Lender does not apply any of the Insurance Proceeds resulting therefrom to the Debt (other than Lender's expenses incurred in the adjustment and collection of such Insurance Proceeds), shall promptly proceed to restore, repair, replace or rebuild such Property to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with Legal Requirements and applicable Property Agreements. The expenses incurred by Lender in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured hereby and shall be reimbursed by Borrowers to Lender upon demand.

              7.1.2 CASUALTY AND APPLICATION OF PROCEEDS.

              (a) In case of loss or damages covered by any of the Policies, the following provisions shall apply:

                     (i) If an Insured Casualty does not exceed the greater of (A) 5% of the Allocated Loan Amount and (B) $300,000, and there exists no Event of Default, Borrowers may settle and adjust any claim without the consent of Lender; provided that such adjustment is carried out in a competent and timely manner. In such case, Borrowers are hereby authorized to collect and receipt for any such insurance proceeds.

                     (ii) If an Insured Casualty shall equal or exceed the greater of (A) 5% of the Allocated Loan Amount and (B) $300,000, Borrower may settle and adjust any claim with the consent of Lender, and Lender may settle and adjust any claim (without the consent of Borrowers) if there exists an Event of Default, and agree with the insurance company or companies on the amount to be paid on the loss. The proceeds of any such policy shall be due and payable solely to Lender and held in escrow by Lender in accordance with the terms hereof.

              (b) In the event of an Insured Casualty where the loss is in an aggregate amount less than 50% of the reasonably estimated aggregate value of the affected Property, and if, in the reasonable judgment of Lender, (i) the affected Property can be restored no later than six (6) months prior to the Stated Maturity Date, (ii) the Debt Service Coverage Ratio after substantial completion of the restoration shall be at least equal to the Initial DSCR, and
(iii) leases covering seventy percent (70%) or more of the total gross leasable area of the affected Property shall remain in full force and effect (provided, however, if the applicable Borrower shall have entered into one or more leases or letters of intent with prospective tenants with respect to the leasing of all or a portion of the space physically affected by such casualty which are, or, in the case of letters of intent, which contemplate leases which will be, in form and substance substantially similar to the Leases which are terminating and which provide for rental and other payments thereunder, net of any rebates, credits and other concessions granted or to be granted by the Borrower thereunder equal to or not less than 85% of the rental and other payments due immediately prior to the casualty under the Leases which are terminating and the Borrower shall have delivered a copy of each such lease or letter of intent to Lender, such leases or prospective leases shall be counted toward the 70% threshold for purposes of this clause), (iii) then, if no Event of Default shall have occurred and be then continuing, the proceeds of insurance (after reimbursement of any expenses incurred by Lender) shall be applied to pay or reimburse Borrowers for the cost of restoring, repairing, replacing or rebuilding such Property or part thereof subject to the Insured Casualty (the "RESTORATION"), in the manner set forth herein. Borrowers hereby covenant and agree to commence and diligently prosecute such Restoration; provided that (i) Borrowers shall pay all costs of such Restoration in excess of the net proceeds of insurance made available pursuant to the terms hereof; (B) the Restoration shall be done in compliance with all Legal Requirements and applicable Property Agreements; and (C) Lender shall have received evidence reasonably satisfactory to it that, during the period of the Restoration, the sum of (I) income derived from the affected Property, as reasonably determined by Lender, plus (II) proceeds of rent loss insurance or business interruption insurance, if any, to be paid will equal or exceed the sum of (y) expenses in connection with the operation of such Property and (z) the debt service payable with respect to the Allocated Loan Amount for such Property.

              (c) The proceeds of insurance collected upon any Insured Casualty shall, at the option of Lender in its sole discretion, except as provided above, be applied to the payment of the Debt up to an amount equal to the Release Price for the affected Property (with the balance to Borrower), or applied to pay or reimburse Borrowers for the cost of any Restoration, in the manner set forth below. Any such application to the Debt shall be on a Payment Date and without any prepayment consideration.

              (d) If Borrowers are entitled to reimbursement out of insurance proceeds held by Lender, such proceeds shall be deposited by Lender into the Casualty/Condemnation Subaccount (as described in the Cash Collateral Agreement) and disbursed from time to time from the Casualty/Condemnation Subaccount either to pay directly the costs incurred or to reimburse Borrower for such costs, upon Lender being furnished with (1) evidence reasonably satisfactory to it of the estimated cost of completion of the Restoration, (2) funds or, at Lender's option, assurances reasonably satisfactory to

Lender that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed Restoration, (3) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably require and approve, and (4) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work, such approval not to be unreasonably withheld or delayed. In addition, no payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds of insurance which are required to be deposited with Lender due to a shortfall of insurance proceeds shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrowers for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all liens or claims for lien. Any surplus which may remain out of insurance proceeds held by Lender after payment of such costs of Restoration shall be paid to Borrowers.

              7.1.3 CONDEMNATION.

              (a) Borrowers shall promptly give Lender written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting a Property (a "CONDEMNATION") and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrowers, so long as Lender makes the entire Award (less Lender's costs incurred in connection with the Condemnation and collection of the Award) available to Borrower pursuant to
Section 7.1.3(c) regardless of whether the amount of the Award is sufficient, shall promptly proceed to restore, repair, replace or rebuild the affected Property to the extent practicable to be a complete unit and of substantially the same character as prior to such Condemnation, all to be effected in accordance with Legal Requirements and applicable Property Agreements.

              (b) Lender is hereby irrevocably appointed as Borrowers' attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment in respect of a Condemnation (an "AWARD") and to make any compromise or settlement in connection with such Condemnation, subject to Borrowers' approval (not to be unreasonably withheld or delayed) except after the occurrence and during the continuance of an Event of Default, in which case such approval shall not be required, and the provisions of this Section; provided, however, that Borrowers may participate in any such proceedings and shall, unless an Event of Default exists, be authorized and entitled to compromise or settle any such proceeding with respect to Condemnation Proceeds in an amount less than the greater of (i) 5% of the Allocated Loan Amount for such Property and (ii) $300,000 of the Allocated Loan Amount. Notwithstanding any Condemnation by any public or quasi-public authority (including any transfer made in lieu of or in anticipation of such a Condemnation), Borrowers shall continue to pay the Debt at the time and in the manner provided for in the Note, in this Agreement and the other Loan Documents and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. Borrowers shall cause any Award that is payable to any Borrower to be paid directly to Lender.

              (c) In the event of any Condemnation where the Award is in an aggregate amount less than $1,000,000, and if, in the reasonable judgment of Lender, the affected Property can be restored, under then current economic conditions, applicable zoning laws, building regulations and other applicable Legal Requirements and Property Agreements, rentable facility of the same sort as existed prior to the condemnation, and, then, if no Default or Event of Default shall have occurred and be then continuing, the proceeds of the Award (after reimbursement of any expenses incurred by Lender) shall be applied to pay or reimburse Borrowers for the cost of restoring, repairing, replacing or rebuilding the Property or part thereof subject to Condemnation (the "CONDEMNATION RESTORATION") in the manner set forth below. Borrowers hereby covenant and agree to commence and diligently to prosecute such Condemnation Restoration; provided that (i) Borrowers shall pay all costs (and if required by Lender, Borrowers shall deposit the total thereof with Lender in advance) of such Condemnation Restoration in excess of the Award made available pursuant to the terms hereof; (ii) the Condemnation Restoration shall be done in compliance with all Legal Requirements and Property Agreements; and (iii) Lender shall have received evidence reasonably satisfactory to it that, during the period of the Condemnation Restoration, the sum of (A) income derived from the affected Property, as reasonably determined by Lender, plus (B) proceeds of rent loss insurance or business interruption insurance, if any, to be paid will equal or exceed the sum of (I) expenses in connection with the operation of such Property and (II) the debt service payable with respect to the Allocated Loan Amount for such Property.

              (d) The Award collected upon any Condemnation shall, at the option of Lender in its reasonable discretion, except as provided above, be applied to the payment of the Debt up to an amount equal to the Release Price for the affected Property (with the balance thereof to be paid to Borrowers) or applied to reimburse Borrowers for the cost of the Condemnation Restoration in the manner set forth below. Any such application to the Debt shall be on a Payment Date and without any prepayment consideration. If the affected Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of said Award sufficient to pay the Debt.

              (e) In the event Borrowers are entitled to reimbursement out of the Award received by Lender, such proceeds shall be disbursed from time to time (either to pay vendors directly or to reimburse Borrowers) upon Lender being furnished with (1) evidence satisfactory to it of the estimated cost of completion of the Condemnation Restoration, (2) funds or, at Lender's option, assurances reasonably satisfactory to Lender that such funds are available, sufficient in addition to the proceeds of the Award to complete the Condemnation Restoration, (3) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of costs, payment and performance as Lender may reasonably require and approve; and (4) all plans and specifications for such Condemnation Restoration, such plans and specifications to be approved by Lender prior to commencement of work, such approval not to be unreasonably withheld or delayed. In addition, no payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; (5) funds other than proceeds of the Award shall be disbursed prior to disbursement of such proceeds; and (6) at all times, the undisbursed balance of such proceeds remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrowers for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the costs of completion of the Condemnation Restoration free and clear of all liens or claims for lien. Any surplus which may remain out of the Award received by Lender after payment of such costs of restoration, repair, replacement or rebuilding shall, in the sole and absolute discretion of Lender, be retained by Lender and applied to payment of the Debt.

              SECTION 7.2  REQUIRED REPAIR; REQUIRED REPAIR FUNDS.

              7.2.1 REQUIRED REPAIRS; DEPOSITS. Borrowers shall perform the repairs at the Properties set forth on SCHEDULE 3 annexed hereto (the "REQUIRED REPAIRS"). Borrowers shall complete each of the Required Repairs on or before the deadline for same set forth on SCHEDULE 3. On the Closing Date, Borrowers shall deposit with Lender the amount set forth on SCHEDULE 3 hereto to perform the Required Repairs for the Properties. Amounts so deposited with Lender (the "REQUIRED REPAIR FUND") shall be held by Lender in an account (the "REQUIRED REPAIR ACCOUNT") in Lender's name at a financial institution selected by Lender in its sole discretion and shall be invested in Permitted Investments. Interest earned on the amounts in the Required Repair Fund shall be deposited in the Required Repair Fund and treated in the same manner as other funds therein.

              7.2.2 GRANT OF SECURITY INTEREST. Borrowers hereby pledge, assign and grant a security interest to Lender, as security for payment of all sums due in respect of the Loan and the performance of all other terms, conditions and covenants of the Loan Documents and this Agreement on Borrowers' part to be paid and performed, all of Borrowers' right, title and interest in and to the Required Repair Fund and the Required Repair Account. Borrowers shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Required Repair Fund or the Required Repair Account or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-l Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things intended by the parties to be a security agreement for purposes of the Illinois Uniform Commercial Code.

              7.2.3 RELEASE OF REQUIRED REPAIR FUNDS. Lender shall disburse to Borrowers all Required Repair Funds in the Required Repair Account upon satisfaction by Borrowers of each of the following conditions: (a) Borrowers shall submit a written request for payment to Lender at least thirty (30) days prior to the date on which Borrowers request such payment be made (except in the case of an emergency repair which requires immediate attention, in which event Borrowers may submit such payment request within ten (10) days), (b) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (c) Lender shall have received an Officer's Certificate from Borrowers certifying that all Required Repairs at the Properties for which disbursement has been requested have been completed (i) in a good and workmanlike manner, and (ii) in accordance with all applicable Legal Requirements and applicable Property Agreements, such certificate to be accompanied by a copy of each license, permit or other approval required by any Governmental Authority with respect to the Required Repair, (d) Lender shall have received an Officer's Certificate from Borrowers
(i) identifying each Person that supplied materials or labor in connection with the Required Repairs for which disbursement has been requested and (ii) stating that each such Person has been paid in full or will be paid in full with the funds disbursed, such certificate to be accompanied by a copy of appropriate lien waivers or other evidence of payment satisfactory to Lender, (e) at Lender's option, a title search for the applicable Property indicating that such Property is free from all liens, claims and other encumbrances arising from the Required Repair or not previously approved by Lender, and (f) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs at the Properties have been completed and paid for. Lender shall be required to make only one disbursement from the Required Repair Account during a month and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.2.3. Upon completion of all Required Repairs in accordance with the terms hereof, Lender shall disburse to Borrowers any amounts then remaining in the Required Repair Account.

              7.2.4 FAILURE TO PERFORM REQUIRED REPAIRS. It shall be a default under this Agreement if (a) Borrowers do not complete the Required Repairs at the Properties by the required deadline for each repair as set forth on SCHEDULE 3 (other than as a result of events or circumstances beyond Borrowers' reasonable control). Upon the acceleration of the Debt, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs at the Properties or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

              SECTION 7.3  TAX AND INSURANCE ESCROW FUND.

              7.3.1 TAX AND INSURANCE ESCROW FUND. Borrowers shall pay to Lender, with respect to each Property, (a) on each Payment Date, (i) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates,
(ii) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies and (iii) ground lease rents and (b) on the Closing Date, an amount which, when combined with the monthly deposits described in (a) above, shall be sufficient to pay the next installment of Taxes and the next required payment of Insurance Premiums on the due date therefor and ground lease rents on the due date therefor (said amounts in (a) and (b) above hereinafter called the "TAX AND INSURANCE ESCROW FUND"). The Tax and Insurance Escrow Fund, and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Borrowers to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrowers pursuant to Section 5.1 hereof, or to reimburse Borrowers for such amounts upon presentation of evidence of payment and an Officer's Certificate in form and substance reasonably satisfactory to Lender; subject, however, to Borrowers' right to contest Taxes in accordance with Section 5.1(b) hereof. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any direction of the Borrowers or, after an Event of Default, any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1 hereof, Lender shall provided there exists no Default or Event of Default return any excess to Borrowers. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the relevant Property. If at any time Lender determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay the items set forth in (a) and (b) above, Lender shall notify Borrowers of such determination and Borrowers shall increase their monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or expiration of the Policies, as the case may be.

              7.3.2 GRANT OF SECURITY INTEREST. Borrowers hereby pledge, assign and grant a security interest to Lender, as security for payment of all sums due under the Loan and the performance of all other terms, conditions and provisions of the Loan Documents and this Agreement on Borrowers' part to be paid and performed, of all Borrowers' right, title and interest in and to the Tax and Insurance Escrow Fund. Borrowers shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Tax and Insurance Escrow Fund, or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the Illinois Uniform Commercial Code.

              7.3.3 APPLICATION OF TAX AND INSURANCE ESCROW FUND. Upon the acceleration of the Debt, Lender may apply any sums then present in the Tax and Insurance Escrow Fund to the payment of the following items in any order in its sole discretion: (a) Taxes and Other Charges; (b) Insurance Premiums; (c) interest on the unpaid principal balance of the Note; (d) amortization of the unpaid principal balance of the Note; or (e) all other sums payable pursuant to this Agreement and the other Loan Documents. The Tax and Insurance Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. Sums in the Tax and Insurance Escrow Fund shall be held by Lender in an account in Lender's name at a financial institution selected by Lender in its sole discretion and shall be invested in Permitted Investments. Earnings or interest, if any, thereon shall be retained as part of such funds and refunded or applied in accordance with this Section 7.3. Lender shall not be liable for any loss sustained on the investment of any funds constituting the Tax and Insurance Escrow Fund.

              SECTION 7.4  CAPITAL RESERVE FUND.

              7.4.1 CAPITAL RESERVE FUND. Borrowers shall pay to Lender on each Payment Date an amount with respect to each Property equal to one-twelfth (1/12th) of the product obtained by multiplying the aggregate amount of square feet of rentable space in each Property by the amount required per square foot for such Property as set forth in Schedule 3 (said amounts hereinafter called the "CAPITAL RESERVE FUND"). Lender will apply the Capital Reserve Fund to payment of Capital Expenses pursuant to the terms hereof. If the amount of the Capital Reserve Fund shall exceed the amounts due for Approved Capital Expenses pursuant to the terms hereof, Lender shall return any excess to Borrowers; provided, however, if the Loan shall have been accelerated, then Lender may credit such excess against the Debt in such priority and proportions as Lender in its sole and absolute discretion shall deem proper.

              7.4.2 GRANT OF SECURITY INTEREST. Borrowers hereby pledge and assign to Lender, and grant to Lender a security interest in all Borrowers' right, title and interest in and to the Capital Reserve Fund, as security for payment of all sums due under the Loan and the performance of all other terms, conditions and provisions of the Loan Documents and this Agreement on Borrowers' part to be paid and performed. Borrowers shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Capital Reserve Fund, or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the Illinois Uniform Commercial Code.

              7.4.3 APPLICATION OF CAPITAL RESERVE FUND. Upon the acceleration of the Debt Lender may apply any sums then present in the Capital Reserve Fund to the payment of the following items in any order in its sole discretion: (a) Capital Expenses; (b) interest on the unpaid principal balance of the Note; (c) amortization of the unpaid principal balance of the Note; or (d) all other sums payable pursuant to this Agreement and the other Loan Documents. The Capital Reserve Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. Sums in the Capital Reserve Fund shall be held by Lender in an account in Lender's name at a financial institution selected by Lender in its sole discretion and shall be invested in Permitted Investments. Earnings or interest, if any, thereon shall be retained as part of such funds and applied in accordance with this Section 7.4. Lender shall not be liable for any loss sustained on the investment of any funds constituting the Capital Reserve Fund.

              7.4.4 PAYMENT OF CAPITAL EXPENSES. Funds held in the Capital Reserve Fund may be used for Capital Expenses. From time to time, Borrowers may send a request for disbursement of funds in the Capital Reserve Fund, but not more than one (1) time per month and, to the extent there are sufficient funds available in the Capital Reserve Fund, such disbursements shall be made by Lender so long as (A) no Event of Default shall have occurred and be continuing;
(B) such expenditure is for an Approved Capital Expense; and (C) the request for disbursement is accompanied by (1) an Officer's Certificate certifying (v) the amount of funds to be disbursed, (w) that such funds will be used to pay or reimburse Borrowers for Capital Expenses and a description thereof, (x) that the same has not been the subject of a previous disbursement, (y) that all outstanding trade payables (other than those to be paid from the requested disbursement or those otherwise permitted to be outstanding under Section 6.1(i) hereof) have been paid in full, and (z) that all previous disbursements have been used to pay the previously identified Capital Expenses, and (2) reasonably detailed documentation as to the amount, necessity and purpose therefor.

              SECTION 7.5  INTENTIONALLY DELETED.

              SECTION 7.6 PAYMENT OF APPROVED OPERATING EXPENSES. Funds held in the Cash Collateral Account may be used for Approved Operating Expenses, provided that such use shall be in Lender's discretion if an Event of Default has occurred and is continuing. Provided an Event of Default has not occurred and is continuing, Borrowers may from time to time send a request for disbursement of funds in the Cash Collateral Account for payment of Approved Operating Expenses, but not more than one (1) time per month. To the extent there are funds available in the Cash Collateral Account in excess of the amounts required to fund the Tax and Insurance Escrow Fund, the Capital Reserve Fund and to pay the principal and interest due in respect of the Loan on the next Payment Date, such disbursements for Approved Operating Expenses shall be made by the Lender so long as (A) no Event of Default shall have occurred and be continuing; (B) such expenditure is for an Approved Operating Expense; and (C) the request for disbursement is accompanied by (1) an Officer's Certificate certifying (v) the amount of funds to be disbursed, (w) that such funds will be used to pay Approved Operating Expenses and a description thereof, (x) that all outstanding trade payables then due (other than those to be paid from the requested disbursement or those otherwise permitted to be outstanding under
Section 6.1(i) hereof) have been paid in full, (y) that the same has not been the subject of a previous disbursement, and (z) that all previous disbursements have been or will be used to pay the previously identified Approved Operating Expenses, and (2) reasonably detailed documentation as to the amount, necessity and purpose therefor. Subject to satisfaction of the preceding conditions, if Lender receives from Borrowers a valid request for a disbursement for payment of Approved Operating Expenses for the then Current Month at least five (5) Business Days prior to the Payment Date occurring in such Current Month, then the disbursement in respect of such Approved Operating Expenses shall be made to Borrowers on such Payment Date. If Borrowers shall fail to validly request a disbursement for payment of Approved Operating Expenses for the then Current Month at least five (5) Business Days prior to the Payment Date in such Current Month, then Lender shall retain in the Cash Collateral Account an amount equal to the anticipated Operating Expenses for the then Current Month as set forth in the approved Operating Budget for such month, and Lender shall, subject to satisfaction of the preceding conditions, disburse same to Borrowers five (5) Business Days after Lender receives a valid request therefor. Amounts disbursed to Borrowers under this Section 7.5 shall be used by Borrowers to pay current Approved Operating Expenses and for no other purpose. Borrowers shall furnish Lender with copies of bills, statements, invoices, receipts or other evidence as Lender may reasonably request in connection with a request for disbursement.

VIII. DEFAULTS

              SECTION 8.1  EVENT OF DEFAULT.

              (a) Each of the following events shall constitute an event of default hereunder (each, an "EVENT OF DEFAULT"):

                     (i)    if any portion of the Debt is not paid when due;

                     (ii) if any of the Taxes or other charges are not paid prior to delinquency, subject to Borrowers' right to contest Taxes and other charges as provided herein;

                     (iii) if the Policies are not kept in full force and effect;

                     (iv) if, without Lender's prior written consent, (A) any Borrower transfers or encumbers all or any portion of a Property or (B) any direct or indirect interest in any Borrower is transferred or assigned except as expressly permitted under Section 6.1(j) hereof;

                     (v) if any representation or warranty made by any Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by a Borrower in connection with this Agreement or any other Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;

                     (vi) if any Borrower shall make an assignment for the benefit of creditors, or if any Borrower or Guarantor shall generally not be paying its debts as they become due;

                     (vii) if a receiver, liquidator or trustee shall be appointed for any Borrower or any Guarantor or if any Borrower or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, such Borrower or Guarantor, or if any proceeding for the dissolution or liquidation of a Borrower or Guarantor shall be instituted; and if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Borrower, the same is not discharged, stayed or dismissed within sixty (60) days;

                     (viii) if any Borrower attempts to assign its respective rights under this Agreement in contravention of the Loan Documents or any of the other Loan Documents or any interest herein or therein;

                     (ix) if any Borrower breaches any of its covenants contained in Sections 6.1(c), (g), (h), (i) or (j) or any covenant contained in
Section 4.1(dd) hereof;

                     (x) if an Event of Default as defined or described in any of the other Loan Documents occurs, whether as to a Borrower, a Guarantor or a Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

                     (xi) if Borrowers shall be in default of their obligations to make deposits into the Required Repair Fund or the Tax and Insurance Escrow Fund or the Capital Reserve Fund; or

                     (xii) if Borrowers shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xi) above, for ten (10) days after notice to Borrowers from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; PROVIDED, HOWEVER, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrowers shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceed to cure the same, such 30-day period shall be extended for an additional period of time as is reasonably necessary for Borrowers in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days.

                     (xiii) An Event of Default occurs under that certain Loan Agreement between Lender and MG Patchogue II Limited Partnership bearing even date herewith.

              (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrowers and in and to the Properties, including declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrowers and the Properties, including all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all other obligations of Borrowers hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrowers hereby expressly waive any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

              SECTION 8.2 REMEDIES.

              (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrowers under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrowers or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Properties. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrowers agree that if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and the Mortgages have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

              (b) Lender shall have the right from time to time to partially foreclose any Mortgage or Mortgages in any manner and for any amounts secured by the Mortgages then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrowers default in the payment of one or more scheduled payments of principal and interest, Lender may foreclose any Mortgage or Mortgages to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose any Mortgage or Mortgages to recover so much of the principal balance of the Loan (plus any Return-of-Premium Amount) as Lender may accelerate. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Mortgages to secure payment of sums secured by the Mortgages and not previously recovered.

              (c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrowers shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Each Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, each Borrower ratifying all that its said attorney shall do by virtue thereof.

              SECTION 8.3 REMEDIES CUMULATIVE. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrowers pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrowers shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrowers or to impair any remedy, right or power consequent thereon.


IX. SPECIAL PROVISIONS

              SECTION 9.1 SALE OF NOTE AND SECURITIZATION. Lender shall have the right to transfer, assign or sell participations in the Note and the other Loan Documents and any interest therein.

              SECTION 9.2 SECURITIZATION INDEMNIFICATION. Borrowers and Lender have entered into a Securitization Indemnification Agreement of even date herewith, a copy of which is attached hereto as Exhibit B, which shall be a "Loan Document" hereunder.

              SECTION 9.3 RATING SURVEILLANCE. Lender may retain the Rating Agencies to provide rating surveillance services on any certificates issued in a Securitization. The pro rata share (based on the size of the Loan relative to the size of the pool of loans included in such Securitization) of such rating surveillance will be at the expense of Borrowers.

              SECTION 9.4  INTENTIONALLY DELETED.

              SECTION 9.5 TERMINATION OF MANAGER. If (i) Borrowers shall not achieve, and within thirty (30) days of the end of each calendar quarter (the "DSCR DETERMINATION DATE") provide evidence to Lender of the achievement of, a Debt Service Coverage Ratio for the Properties for such calendar quarter of not less than 1.10 to 1.0 (the "MANAGER TERMINATION RATIO") and Lender determines in its reasonable discretion that a reputable independent property manager can manage the Properties at competitive rates more efficiently and with better results than Borrowers or Manager, or (ii) there exists an Event of Default, Lender shall have the right to require that Borrowers retain a manager approved by Lender on terms and conditions satisfactory to Lender. In the event that Borrowers do not propose a replacement manager to Lender for its approval within fifteen (15) business days after the Lender's request that Borrowers do so, Lender may propose two or more such property managers for Borrowers' consideration. If Borrowers then fail to select and retain one of such property managers within fifteen (15) business days thereafter, Lender shall have the right to select a property manager for the Properties, and to enter into a management agreement with such manager in the name of Borrowers. Each Borrower hereby appoints Lender its attorney-in-fact, which appointment is coupled with an interest, for the purpose of entering into such management agreement. The management agreement entered into between Borrowers and any Manager shall be in form and substance reasonably acceptable to Lender. All calculations of Debt Service Coverage Ratio shall be subject to verification by Lender.

              SECTION 9.6 RETENTION OF SERVICER. Lender reserves the right to retain the Servicer to act as its agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement, the Pooling and Servicing Agreement or the Cash Collateral Account Agreement or otherwise, together with such other powers as are reasonably incidental thereto. Borrowers shall pay any reasonable fees and expenses of the Servicer in connection with a Defeasance of the Note, release of a Property, assumption or modification of the Loan or enforcement of the Loan Documents.


X.     MISCELLANEOUS

              SECTION 10.1 SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid (but the accuracy thereof shall be determined as of the Closing Date). Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of either party, shall inure to the benefit of the respective legal representatives, successors and assigns of the other.

              SECTION 10.2 LENDER'S DISCRETION. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

              SECTION 10.3  GOVERNING LAW.

              (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF ILLINOIS, AND MADE BY LENDER AND ACCEPTED BY BORROWERS IN THE STATE OF ILLINOIS, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF ILLINOIS, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS) APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF ILLINOIS SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER AND LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE.

              (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWERS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN CHICAGO, ILLINOIS, AND EACH BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER AND LENDER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH BORROWER DOES HEREBY DESIGNATE AND APPOINT CT CORPORATION SERVICES, INC. AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN CHICAGO, ILLINOIS, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF SUCH BORROWER MAILED OR DELIVERED TO SUCH BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF ILLINOIS. EACH BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN CHICAGO, ILLINOIS (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN CHICAGO, ILLINOIS OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

              SECTION 10.4 MODIFICATION, WAIVER IN WRITING. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by either party therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrowers, shall entitle Borrowers to any other or future notice or demand in the same, similar or other circumstances.

              SECTION 10.5 DELAY NOT A WAIVER. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

              SECTION 10.6 NOTICES. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed as follows (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

       If to Lender:

              Nomura Asset Capital Corporation
              Two World Financial Center
              Building B
              New York, New York  10281
              Attention:  Barry Funt

       with a copy to:

              Nomura Asset Capital Client Services LLC
              600 East Las Colinas Blvd., Suite 1300
              Irving, Texas  75039
              Attention:  Legal Department
       with a copy to:

              Nomura Asset Capital Corporation
              311 South Wacker Drive
              Suite 5400
              Chicago, Illinois  60601
              Attention:  David Murdoch

       If to Borrowers:

              c/o Horizon Group Properties, L.P.
              5000 Hakes Drive
              Norton Shores, Michigan  49441
              Attention:  Chairman and Chief Executive Officer

       with a copy to:

              Winston & Strawn
              35 West Wacker Drive
              Chicago, Illinois 60601
              Attention:  Wayne D. Boberg

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day.

              SECTION 10.7 TRIAL BY JURY. EACH BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

              SECTION 10.8 HEADINGS. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

              SECTION 10.9 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

              SECTION 10.10 PREFERENCES. To the extent Borrowers make a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

              SECTION 10.11 WAIVER OF NOTICE. Borrowers shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrowers and except with respect to matters for which Borrowers are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrowers hereby expressly waive the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrowers.

              SECTION 10.12 REMEDIES OF BORROWERS. In the event that a claim or adjudication is made that Lender or its agents, including Servicer, have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrowers agree that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrowers' sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment.

              SECTION 10.13  EXPENSES; INDEMNITY.

              (a) Borrowers covenant and agree to reimburse Lender (or the holder of the Loan, as applicable) upon receipt of written notice from such holder for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements but excluding Lender's administrative overhead) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrowers (including any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (ii) Borrowers' ongoing performance of and compliance with Borrowers' respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements; (iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) Borrowers complying with any requests made pursuant to
Section 9.1 hereof (subject to the limitations contained in such section); (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrowers, this Agreement, the other Loan Documents, the Properties, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrowers under this Agreement, the other Loan Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings;
provided, however, that Borrowers shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any costs and expenses due and payable to Lender hereunder which are not paid by Borrowers within ten (10) days after demand may be paid from any amounts in the Cash Collateral Account, with notice thereof to Borrowers.

              (b) Borrowers shall indemnify and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by any Borrower of its obligations under, or any material misrepresentation by any Borrower contained in this Agreement or the other Loan Documents, (ii) the use or intended use of the proceeds of the Loan, or (iii) any information provided by or on behalf of Borrowers, and in any way relating to the issuance, offering and sale of the Securities (collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, HOWEVER, that Borrowers shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrowers shall contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

              SECTION 10.14 EXHIBITS INCORPORATED. The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

              SECTION 10.15 OFFSETS, COUNTERCLAIMS AND DEFENSES. Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrowers may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrowers in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrowers.

              SECTION 10.16 NO JOINT VENTURE OR PARTNERSHIP. Borrowers and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrowers and Lender nor to grant Lender any interest in the Properties other than that of mortgagee or lender.

              SECTION 10.17 PUBLICITY. All news releases, publicity or advertising by Borrowers or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Nomura, the Loan purchaser, the Servicer or the trustee in a Securitization shall be subject to the prior written approval of Lender.

              SECTION 10.18 WAIVER OF MARSHALLING OF ASSETS. To the fullest extent Borrowers may legally do so, Borrowers waive all rights to a marshalling of the assets of Borrowers, Borrowers' partners and/or members, and others with interests in Borrowers, and of Borrowers' properties, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the related indebtedness without any prior or different resort for collection, of the right of Lender or any deed of trust trustee to the payment of the related indebtedness out of the net proceeds of the Properties in preference to every other claimant whatsoever.

              SECTION 10.19 WAIVER OF COUNTERCLAIM. Borrowers hereby waive the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including Servicer.

              SECTION 10.20 CONFLICT; CONSTRUCTION OF DOCUMENTS. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

              SECTION 10.21 BROKERS AND FINANCIAL ADVISORS. Borrowers hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrowers and Lender hereby agree to indemnify and hold the other harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of the indemnifying party in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

              SECTION 10.22 NO THIRD PARTY BENEFICIARIES. This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrowers and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrowers any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

              SECTION 10.23 PRIOR AGREEMENTS. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

              SECTION 10.24  CONTRIBUTION AMONG BORROWERS.

              (a) CONTRIBUTION. To provide for just and equitable contribution among Borrowers, if any payment is made by a Borrower (a "FUNDING BORROWER") hereunder or under the Note or any other Loan Document in respect of the Debt such Funding Borrower shall be entitled to a contribution from other Borrowers for all payments, damages and expenses incurred by such Funding Borrower under or in connection with such Debt, such contributions to be made in the manner and to the extent set forth below. Any amount payable as a contribution under this Agreement shall be determined as of the date on which the related payment is made by a Funding Borrower.

              (b) CALCULATION OF CONTRIBUTIONS. Each Borrower shall be liable for contribution to each Funding Borrower in respect of all payments, damages and expenses incurred by such Funding Borrower hereunder or under the Note or any other Loan Document in an aggregate amount, subject to Section 10.24(c) hereof, equal to (i) the ratio of (x) the Property Worth of the Property owned by such Borrower to (y) the Property Worth of the Properties owned by all Borrowers, multiplied by (ii) the aggregate amount of such payments, damages and expenses incurred by such Funding Borrower under or in connection with the Obligations.

              (c) RIGHTS TO CONTRIBUTION SUBORDINATED. Each Borrower agrees that all of its rights to receive contribution under this Section 10.24 (whether for payments, damages, expenses or otherwise) and all of its rights, if any, to be subrogated to any of the rights of Lender shall be subordinated in right of payment (in liquidation or otherwise) to the prior payment in full in cash of all of the Debt (whether for principal, interest, premium or otherwise). If any amount shall at any time be paid to a Borrower on account of such rights of contribution or subrogation, or in contravention of the provisions of this
Section 10.24(c) at any time, such amount shall be held in trust, segregated from the other assets of such Borrower, for the benefit of the Lender and shall promptly be paid to the Lender. The foregoing shall constitute a continuing offer to, and agreement with, all persons that from time to time may become holders of, or continue to hold, Debt under this Agreement, and the provisions of the foregoing sentence are made for the benefit of such holders and such holders, as third party beneficiaries hereunder, are entitled to enforce such provisions.

              (d)    JOINT AND SEVERAL/CONTINUING OBLIGATIONS.

              (i) Notwithstanding anything to the contrary set forth in this Agreement or any of the other Loan Documents, the Borrowers shall be jointly and severally liable for all of the Obligations.

              (ii) Each Borrower's obligations hereunder shall remain outstanding until all Debt of all Borrowers have been paid in full.

              (iii) No payment or payments with respect to the obligations of any Borrower hereunder made by any other Borrower or any other Person or received or collected by the Lender from such other Borrower or such other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Debt or any release of security hereunder shall be deemed to modify, reduce, release or otherwise affect the primary liability of such Borrower in respect thereof.

              (iv) If any amount shall be at any time be paid to a Borrower on account of such rights of contribution or subrogation, in contravention of the provisions of this Section 10.24 at any time, such amount shall be held in trust, segregated from the other assets of such Borrower, for the benefit of the Lender and shall promptly be paid to the Lender.

              IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.


                            BORROWERS:


                            THIRD HORIZON GROUP LIMITED PARTNERSHIP, a Delaware limited partnership

                                   By:    Third HGI, L.L.C., a Delaware limited
                                          liability company, its General Partner

                                          By:    Horizon Group Properties, L.P.,
                                                 a Delaware limited partnership,
                                                 its Managing Member

                                                 By:    Horizon Group
                                                        Properties, Inc., a
                                                        Maryland corporation,
                                                        its General Partner


                                                 By:  /s/ David R. Tinkham
                                                    --------------------------
                                                 Name:  David R. Tinkham
                                                 Title:  Chief Financial Officer


                            NEBRASKA CROSSING FACTORY SHOPS, L.L.C., a Delaware limited liability company

                                   By:    HGP Finance I, Inc., a Maryland
                                          corporation, its Member


                                          By:  /s/ David R. Tinkham
                                             ---------------------------------
                                          Name:  David R. Tinkham
                                          Title:  Chief Financial Officer

                                   INDIANA FACTORY SHOPS, L.L.C., a Delaware limited liability company

                                   By:    HGP Finance IV, Inc., a Maryland
                                          corporation, its Member


                                          By:  /s/ David R. Tinkham
                                             ---------------------------------
                                          Name:  David R. Tinkham
                                          Title:  Chief Financial Officer



                                   LENDER:

                                   NOMURA ASSET CAPITAL CORPORATION


                                   By:  /s/ John Burke
                                      ----------------------------------------
                                   Name:  John Burke
                                   Title: Director

                                      SCHEDULE 1

                          Matters Regarding Representations

                                      SCHEDULE 2

                                      Rent Roll

       See the certified Rent Roll delivered to Lender as of the Closing Date.

                                      SCHEDULE 3

                                   Required Repairs

                                      SCHEDULE 4

                                Intentionally Deleted

                                      SCHEDULE 5
                                 HORIZON BRIDGE LOAN



 PROPERTY                   BORROWER                                 FEE OR
                                                                     LEASEHOLD
 Nebraska Crossing Factory  Nebraska Crossing Factory Shops, L.L.C.  Fee
 Shops

 Dry Ridge                  Third Horizon Group Limited Partnership  Fee

 Holland                    Third Horizon Group Limited Partnership  Fee

 Laughlin                   Third Horizon Group Limited Partnership  Leasehold

 Norton Shores              Third Horizon Group Limited Partnership  Fee

 Sealy                      Third Horizon Group Limited Partnership  Fee

 Traverse City              Third Horizon Group Limited Partnership  Fee

 Tulare                     Third Horizon Group Limited Partnership  Fee

 Warrenton                  Third Horizon Group Limited Partnership  Fee


 Indianapolis Factory       Indiana Factory Shops, L.L.C.            Fee
 Shops

 Monroe                     Third Horizon Group Limited Partnership  Fee

 Medford                    Third Horizon Group Limited Partnership  Fee

 Sommerset                  Third Horizon Group Limited Partnership  Fee

                                      SCHEDULE 6
                                 HORIZON BRIDGE LOAN


 PROPERTY             BORROWER                        FEE OR       ALLOCATED
                                                      LEASEHOLD    LOAN AMOUNT
 Nebraska Crossing    Nebraska Crossing Factory       Fee          9,419,620
 Factory Shops        Shops, L.L.C.
 Dry Ridge            Third Horizon Group Limited     Fee          2,469,615
                      Partnership
 Holland              Third Horizon Group Limited     Fee          2,169,615
                      Partnership
 Laughlin             Third Horizon Group Limited     Leasehold    17,469,615
                      Partnership
 Norton Shores        Third Horizon Group Limited     Fee          9,169,615
                      Partnership
 Sealy                Third Horizon Group Limited     Fee          6,669,615
                      Partnership
 Traverse City        Third Horizon Group Limited     Fee          4,769,615
                      Partnership
 Tulare               Third Horizon Group Limited     Fee          8,669,615
                      Partnership
 Warrenton            Third Horizon Group Limited     Fee          13,669,615
                      Partnership

 Indianapolis         Indiana Factory Shops, L.L.C.   Fee          13,969,615
 Factory Shops
 Monroe               Third Horizon Group Limited     Fee          4,169,615
                      Partnership

 Medford              Third Horizon Group Limited     Fee          10,669,615
                      Partnership
 Sommerset            Third Horizon Group Limited     Fee          4,919,615
                      Partnership

                                      EXHIBIT A


                                     Form of Note

       See Note executed by Borrowers bearing even date herewith.

                                      EXHIBIT B

                       Securitization Indemnification Agreement


                              INDEMNIFICATION AGREEMENT


       This Indemnification Agreement is dated this 15th day of June, 1998, by and among Nomura Asset Capital Corporation ("NACC"), Horizon Group Properties, L.P. (the "OP"), Third Horizon Group Limited Partnership, Nebraska Crossing Factory Shops, L.L.C., and Indiana Factory Shops, L.L.C., (collectively, the "BORROWERS").

       Reference is made to (i) that certain Loan Agreement of even date herewith among the Borrowers and NACC pursuant to which NACC has agreed to make a loan to Borrowers in the amount of $108,205,000 (the "Loan"), (ii) that certain promissory note dated as of the date hereof by Borrowers in favor of NACC (the "Note") and (iii) each of those certain mortgages, deeds of trust and deeds to secure debt dated as of the date hereof by each Borrower securing the obligations of Borrowers under the Loan (each, a "Mortgage"). Capitalized terms used herein without definition have the meanings ascribed to them in the Loan Agreement. In connection with the closing of the Loan, the parties wish to set forth their respective rights and obligations in connection with the proposed offering by NACC of securities collateralized in part by the obligations of Borrowers under the Loan Agreement, the Note and the Mortgages. In consideration of the mutual promises herein contained, as inducement to each party to proceed with the closing of the Loan and as an inducement to Nomura Securities International, Inc. ("NSI") to act as underwriter of the Securities referred to below, the parties hereto agree as follows:

       1. PUBLIC OFFERING. It is the intention of Nomura Asset Securities Corporation ("NASC"), a subsidiary of NACC, to make a public offering of securities (the "Securities") which will be collateralized, in part, by the Mortgages (the "Securitization"). The parties hereby agree to work diligently to complete the Securitization, including, in the case of the Borrowers, participation in the preparation of disclosure material, for inclusion in a prospectus, describing the Borrowers and the Mortgages, executing and furnishing such documents and performing such acts as may be required by the Rating Agencies, and paying certain expenses as set forth in paragraph 2 hereof; PROVIDED that the actions which the Borrowers are required to undertake shall be commercially reasonable and shall not materially increase the Borrowers' obligations or materially decrease the Borrowers' rights in connection with the Loan.

       2.     Intentionally deleted.

       3. INDEMNIFICATION. (a) NACC agrees to indemnify and hold harmless OP, each Borrower, each partner of OP, each partner of each Borrower and each person who controls any Borrower within the meaning of either the Securities Act of 1933, as amended (the "Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that NACC will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission (i) that is made therein in reliance upon and in conformity with written information (the "Provided Information") furnished to NACC by or on behalf of any Borrower specifically for inclusion therein or (ii) that relates to information in respect of the mortgage loans (the "Other Mortgage Loans") in the Securitization other than the Loan or the borrowers, mortgaged properties or servicer related to the Other Mortgage Loans; PROVIDED, FURTHER, that in no event will NACC be liable under this paragraph if any of the Borrowers or OP is found to have any liability in respect of the subject matter giving rise to any such loss, claim, damage or liability (or action in respect thereof). NACC will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action for which they are indemnified hereunder, but only after it is determined that the second proviso in the preceding sentence does not preclude the liability of NACC in respect thereof.

       OP and each Borrower agree that they will prepare and deliver the Provided Information in a timely manner for use in the preliminary Prospectus and the Prospectus with the intention that the Provided Information contain information necessary to determine that the information in the Prospectus concerning OP, the Borrowers and the Loan satisfies the disclosure requirements of the Act in respect of OP, the Borrowers and the Mortgages. Upon any reasonable request by NACC, OP and each Borrower will promptly provide to NACC additional information in respect of OP, each Borrower, the Properties and the Mortgages to be included in the Provided Information that is reasonably necessary to satisfy such disclosure requirements. The parties agree that the Provided Information will be identified on the date of each Prospectus and each other disclosure document referred to herein by delivery by Borrower of a certificate, acknowledged by NACC, identifying such information.

              (b) Each Borrower and OP jointly and severally agree to indemnify and hold harmless NACC, each of its directors, NASC, each of its directors, each of its officers who signs the registration statement for the Securitization, each person who controls NACC or NASC within the meaning of either the Act or the Exchange Act, NSI and each person who controls NSI within the meaning of the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is made therein in reliance upon and in conformity with the Provided Information. Such indemnity with respect to the Prospectus or any preliminary Prospectus shall not inure to the benefit of any such indemnified person to the extent the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof did not receive a copy of the Prospectus (or the Prospectus as supplemented) at or prior to the confirmation of the sale of such Securities to such person in any case where (A) such delivery is required by the Act and (B) the untrue statement or omission of a material fact contained in the Prospectus or any preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented).

              (c)    Promptly after receipt by an indemnified party under this
Section 3 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 3, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party
(i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

              (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 3 is unavailable to or insufficient to hold harmless an indemnified party for any reason, NACC, on the one hand, and the Borrowers and OP, on the other hand, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which any indemnified party hereunder may be subject in such proportion as is appropriate to reflect the relative benefits received by NACC and by the Borrowers from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, NACC and the Borrowers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of NACC and of the Borrowers in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by NACC (including information relating to any borrower other than the Borrowers) or the Borrowers; the opportunity to correct and prevent any statement or omission; and any other equitable considerations appropriate in the circumstances. NACC and the Borrowers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 3, each person who controls a Borrower within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Borrower, and each person who controls NACC or NSI within the meaning of either the Act or the Exchange Act, each officer of NACC who shall have signed the Registration Statement and each director of NACC shall have the same rights to contribution as NACC, subject in each case to the applicable terms and conditions of this paragraph (d).

       4. RIGHTS AGAINST OTHER BORROWERS. NACC or NASC may have similar indemnification rights from other borrowers under the Other Mortgage Loans included in the Securitization ("Other Indemnification Rights"). So long as
(i) NACC and NASC have been made whole in respect of all claims that it may have under Other Indemnification Rights from such a borrower, (ii) NACC's counsel reasonably agrees with Borrower's counsel that NACC or NASC may successfully pursue such Other Indemnification Rights to the benefit of such Borrower,
(iii) such Borrower pays, as incurred, the expenses (including without limitation the reasonable fees and expenses of counsel) of NACC and NASC in pursuing such Other Indemnification Rights for the benefit of the Borrower and
(iv) such pursuit does not unreasonably interfere with the performance by NACC's or NASC's personnel of their jobs or create unfavorable publicity for NACC, then NACC shall pursue and cause NASC to pursue, in a reasonable manner and at the reasonable direction of the Borrower, such Other Indemnification Rights to the benefit of such Borrower.

       5. RECOURSE. Without implying that any of the provisions of the Loan Agreement apply to this Indemnification Agreement, the parties hereto acknowledge that the nonrecourse provisions of the Loan Agreement do not apply to this Indemnification Agreement.

       6. NOTICES. All communications hereunder will be in writing and, if sent to OP or a Borrower, will be mailed, delivered or telegraphed, and confirmed to it as provided in the Loan Agreement; if sent to NACC, will be mailed, delivered or telegraphed, and confirmed to it as provided in the Loan Agreement.

       7. COUNTERPARTS. This Indemnification Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute one instrument.

       8. GOVERNING LAW. THIS INDEMNIFICATION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

       9. SUCCESSORS. This Indemnification Agreement will inure to the benefit of and be binding upon the NACC, NASC, NSI, OP, each Borrower and their respective successors and the officers and directors and controlling persons referred to in Section 3 hereof, and no other person will have any right or obligations hereunder.

       10. SEVERABILITY OF PROVISIONS. Any covenant, provision, agreement or term of this Indemnification Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

       11. ENTIRE AGREEMENT. This Indemnification Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions.

       12. AMENDMENT. Neither this Indemnification Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

       13. HEADINGS. The headings in this Indemnification Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

       14. COUNTERPARTS. This Indemnification Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.




                            [Remainder of page left blank]

       IN WITNESS WHEREOF, the parties hereto have entered into this Indemnification Agreement as of the date first above written.



                            NOMURA ASSET CAPITAL CORPORATION


                            By:
                               -----------------------------------------------

                                   Name:

                                   Title:


                            THIRD HORIZON GROUP LIMITED PARTNERSHIP, a Delaware limited partnership

                            By:    Third HGI, L.L.C., a Delaware limited
                                   liability company, its General Partner

                                   By:    Horizon Group Properties, L.P.,
                                          a Delaware limited partnership,
                                          its Managing Member

                                          By: Horizon Group Properties, Inc.,
                                              a Maryland corporation, its
                                              General Partner


                                          By:
                                             ---------------------------------
                                             Name:
                                             Title:



                            NEBRASKA CROSSING FACTORY SHOPS, L.L.C., a Delaware limited liability company

                            By:    HGP Finance I, Inc., a Maryland
                                   corporation, its Member


                                   By:
                                      ----------------------------------------
                                   Name:

                                   Title:

                            INDIANA FACTORY SHOPS, L.L.C., a Delaware limited liability company

                            By:    HGP Finance IV, Inc., a Maryland
                                   corporation, its Member


                                   By:
                                      ----------------------------------------
                                   Name:
                                   Title:


                            HORIZON GROUP PROPERTIES, L.P., a Delaware limited partnership

                            By:    Horizon Group Properties, Inc., a
                                   Maryland corporation


                                   By:
                                      ----------------------------------------
                                   Name:
                                   Title:

                                      EXHIBIT C

                                 Rate Lock Agreement

              Date~

Name~Title~
BorSponsor~
Address1~Address2~
City~, State~ PostalCode~

       Re:  INTEREST RATE LOCK AGREEMENT

Gentlemen:

       BorSponsor~ ("Borrower's Sponsor") and Nomura Asset Capital Corporation ("Lender") have entered into a Commitment Letter dated as of CmtLtrDate~ (the "Commitment Letter") whereby Lender intends, subject to the conditions set forth therein, to make a fixed rate permanent mortgage loan (the "Loan") to a special purpose entity (the "Borrower") in the anticipated principal amount of up to $PermLoanAmt~ (the "Anticipated Loan Amount") secured by the real property and other assets (the "Property") set forth in the Commitment Letter with an effective maturity of EffTerm~ years. Prior to the closing of the Loan, Borrower's Sponsor has requested Lender to rate lock (the "Rate Lock") an amount equal to the Anticipated Loan Amount and to lock an interest rate (the "Locked Loan Rate") for the Loan prior to Lender's completion of due diligence on the Property and prior to the satisfaction of other conditions to closing set forth in the Commitment Letter. In order to grant Borrower's Sponsor's request, Borrower's Sponsor and Lender agree as follows:

1. Terms not otherwise defined herein or on Annex A attached hereto shall have the meaning set forth in the Commitment Letter.

2. Borrower's Sponsor shall deposit with Lender an amount equal to two percent (2%) of the Anticipated Loan Amount (the "Initial Rate Lock Deposit"). Hereinafter, the term "Rate Lock Deposit" shall mean the Initial Rate Lock Deposit and any Additional Rate Lock Deposit as hereinafter defined. Subject to the conditions set forth below, the Locked Loan Rate on the Anticipated Loan Amount shall be set at
       (i) LoanSpread~% the ('' Loan Spread'') plus (ii) the "Benchmark
       Treasury Rate". The "Benchmark Treasury Rate" shall be equal to the Benchmark Swap Rate minus the Benchmark Swap Spread. The "Benchmark Swap Spread" shall be the then prevailing bid side forward swap spread for EffTerm~ year interest rate swaps MonthsFwd~ months forward.
       The "Benchmark Swap Rate" shall be the then prevailing offer rate on a forward interest rate swap beginning on ExpClosDate~ and maturing on EffMaturDate~ versus 3 month LIBOR assuming semi-annual payments calculated on a 30/360 basis. The Rate Lock shall be executed upon (i) Borrower's Sponsor's deposit of the Initial Rate Lock Deposit and (ii) a request via telephone by Borrower's Sponsor to Lender requesting Lender to lock the interest rate in accordance with the terms of this Agreement. Lender shall within three business days confirm in writing to Borrower's Sponsor the Locked Loan Rate, the Benchmark Treasury Rate, the Benchmark Swap Rate and the Benchmark Swap Spread. The Locked Loan Rate shall be applicable with respect to the Anticipated

       Loan Amount only if the Loan is funded at any time from the date hereof through the earlier of (i) 12:00 p.m. (New York Time) ExpClosDate~ or (ii) the termination of the Commitment Letter (the "Rate Lock Period"). In addition, during the term of this Agreement, Borrower's Sponsor shall pay Lender in advance, a fee each month equal to 8 basis points multiplied by the Anticipated Loan Amount.

3. (a) If, in the good faith opinion of Lender, at any time during the Rate Lock Period, Lender determines that there are Losses hereunder equal to or greater than 50% of the Rate Lock Deposit, Borrower's Sponsor will be required, no later than 1:00 p.m. (New York Time) on the business day following notice of any such Losses (the "Losses Payment Date") to deposit with Lender (by wire transfer of immediately available funds) the amount of such Losses which amount shall be known as an "Additional Rate Lock Deposit". Borrower's Sponsor's failure to pay Lender the Additional Rate Lock Deposit by 1:00 p.m. (New York Time) on the Losses Payment Date will result in a default hereunder and under the Commitment Letter and Lender may, at its sole discretion, at any time thereafter fully or partially terminate the Rate Lock.

       (b) If, in the good faith opinion of Lender, at any time, it appears that the actual principal amount of the Loan will be less than the Anticipated Loan Amount (such reduced amount, the "Revised Loan Amount"), Lender may break the Rate Lock with respect to the difference between the Anticipated Loan Amount and the Revised Loan Amount. In such event, the Locked Loan Rate will not be applicable to such amount, and, in the event that there are Losses on account of such breakage, Borrower's Sponsor shall pay to Lender's Expenses, if any, via wire transfer within two business days following delivery of notice by Lender of such Losses. Failure of Borrower's Sponsor to pay such Lender's Expenses will result in a default hereunder and under the Commitment Letter and/or the Loan Documents.

4. In the event that the Loan is funded in an amount at least equal to the Anticipated Loan Amount on or prior to the expiration of the Rate Lock Period, neither Borrower, Borrower's Sponsor nor Lender will have any obligation to the other with respect to the Rate Lock, other than Lender's obligation to either return the Rate Lock Deposit to Borrower's Sponsor or apply it to pay fees and expenses associated with the closing of the Loan. In the event that the Loan is funded in an amount which is less than the Anticipated Loan Amount, Lender may break the Rate Lock with respect to such Breakage Principal and shall apply the Rate Lock Deposit to Losses, if any, which may result therefrom and then to fees and expenses associated with closing the Loan. In the event that (i) the Rate Lock Period has expired and Lender has not yet funded the Loan or
       (ii) there shall exist a default hereunder, under the Commitment Letter and/or under the Loan Documents, Lender may break the entire Rate Lock and Lender's only obligation to Borrower's Sponsor and/or Borrower shall be to return the Rate Lock Deposit after setting off Lender's Expenses. If the Rate Lock Deposit is not sufficient to pay Lender's Expenses hereunder, Borrower's Sponsor shall pay Lender the difference within two business days following termination of the Rate Lock. Lender's right to fully or partially terminate the Rate Lock pursuant to the terms of the Agreement is absolute and is not conditioned upon the giving of any notice to Borrower or Borrower's Sponsor.

       In the event that the Loan is funded in an amount which is greater than the Anticipated Loan Amount, the Locked Loan Rate will not be applicable to such excess amount and the final interest rate on the Loan will be determined as set forth in the Commitment Letter and/or Loan Documents.

5. Borrower's Sponsor acknowledges that Losses, if any, sustained due to breaking the Rate Lock will be related, to a large extent, to movements in the Breakage Benchmark Treasury Rate, as well as general movements in the U.S. Treasury and related swap markets and any related changes to the yield curve. Changes in the Breakage Benchmark Treasury Rate will be subject to the then prevailing conditions of the U.S. Treasury market and related swap markets which is subject to potentially rapid and extreme price fluctuations and varying levels of liquidity. Therefore, any action taken by Lender with respect to breaking the Rate Lock shall be taken by Lender as promptly as practicable after taking into consideration the circumstances surrounding the break of the Rate Lock, including, but not limited to, the then prevailing conditions in the U.S. Treasury market and the related swap markets. Because of the potentially volatile nature of the U.S. Treasury market and the related swap markets, Lender has been granted rights to act (or not act) in its sole discretion. Borrower's Sponsor and Borrower acknowledge and accept Lender's right to act (or not act) in its sole discretion as provided herein and waives any potential claim or cause of action Borrower and/or Borrower's Sponsor may have against Lender with respect to any action taken (or not taken) by Lender pursuant to the provisions set forth herein. Borrower's Sponsor and Borrower further acknowledge that based upon market conditions, there can be no degree of certainty as to the rate of the Breakage Benchmark Treasury Rate used to calculate Losses until the Rate Lock is actually terminated by Lender. In addition, Borrower's Sponsor and Borrower acknowledge that the Anticipated Loan Amount is not a commitment by Lender regarding the final size of the Loan. Such amount will be determined according to the terms of the Commitment Letter and/or Loan Documents.

6. The obligations of Borrower's Sponsor and Lender pursuant to this Agreement are independent of their obligations pursuant to the Commitment Letter, even in the event of a termination of the Rate Lock. This Agreement shall in no way be construed to be a commitment by Lender or any affiliate to fund the Loan or purchase or sell any securities on behalf of Borrower, Borrower's Sponsor and/or any third party. In addition, this Agreement shall in no way be construed to reduce Borrower's Sponsor and/or Borrower's obligations pursuant to the Commitment Letter.

7. This Agreement shall terminate upon the earlier of (i) the expiration or termination of the Rate Lock Period, (ii) any event which causes Lender's commitment to fund the Loan to terminate, as set forth in the Commitment Letter, (iii) any event which causes Lender to terminate the Rate Lock or
       (iv) upon notice to Borrower and/or Borrower's Sponsor by Lender that it does not intend to proceed with the Loan; provided, however, that this Agreement shall survive until all obligations of the parties hereto have been fully satisfied.

8. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein, notwithstanding any choice-of-law rules to the contrary. The parties hereto hereby waive any and all right to a trial by jury in connection with any and all matters relating hereto.

9. This Agreement may be executed in any number or counterparts, each of which when so executed shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

10. Borrower's Sponsor and Borrower may not, without the prior written consent of Lender, assign, transfer or set over to another, in whole or in part, all or any part of their benefits, rights, duties and obligations hereunder.

11. This Agreement may be amended, changed or modified by Borrower's Sponsor, Borrower and Lender only by an instrument in writing setting forth the terms of such change, modification or amendment, and signed by each party.

12. All notices, demands, consents or requests that are either required or desired to be given or furnished hereunder shall be in writing and shall be sent to the appropriate party at the following address: (i) if to Borrower and/or Borrower's Sponsor, at the address set forth on the first page hereof, Attention: Name~ and (ii) if to Lender, at the address set forth on the first page hereof, Attention: Banker~ with a copy of such notice to the same address, Attention: Barry M. Funt, Esq., General Counsel. Any such notice sent by means of telecopy shall be deemed to be received on the day such telecopy is sent once orally confirmed by sender by telephone.

13. This Agreement constitutes the entire and final agreement between Borrower's Sponsor and/or Borrower and Lender with respect to the subject matter hereof, and there are no other agreements, understandings, undertakings, representations or warranties among the parties hereto with respect to the subject matter hereof except as set forth herein.

14. Each of Borrower's Sponsor and Borrower agrees to indemnify and hold Lender and each of its affiliates (including its officers, directors, partners, employees and agents) harmless against any and all losses, claims damages, costs, expenses or liabilities in connection with, arising out of or as a result of the transactions and matters referred to or contemplated by this Agreement, except to the extent that it is finally judicially determined that any such loss, claim, damage, cost, expense or liability results primarily from the gross negligence or bad faith of such indemnified party or any of its agents or representatives.

       If the foregoing is in accordance with your understanding of our Agreement, please sign and return to the undersigned a counterpart hereof, whereupon this Agreement and your acceptance shall represent a binding agreement by and among Borrower's Sponsor, Borrower and Lender.
                                          Very truly yours,

                                          NOMURA ASSET CAPITAL CORPORATION

                                          By:___________________________
                                                Name:
                                                Title:
The foregoing Agreement is hereby confirmed
and accepted as of the date first written above.

BorSponsor~
on behalf if itself and Borrower

By:______________________
      Name:

                    Title:

                                     ANNEX A

       "BENCHMARK SWAP SPREAD" shall mean, at the time of the Rate Lock, the then prevailing bid side forward swap spread for EffTerm~ year interest rate swaps MonthsFwd~ months forward.

       "BENCHMARK SWAP RATE" shall mean, at the time of the Rate Lock, the then prevailing offer rate on a forward interest rate swap beginning on ExpClosDate~ and maturing on EffMaturDate~ versus 3 month LIBOR assuming semi-annual payments calculated on a 30/360 basis.

       "BENCHMARK TREASURY RATE" shall mean the Benchmark Swap Rate minus the Benchmark Swap Spread.

       "BREAKAGE AMOUNT" means an amount equal to the product of (i) the Breakage Principal and (ii) the Price Difference.

       "BREAKAGE BENCHMARK TREASURY RATE" shall mean the Spot Swap Rate minus the Spot Swap Spread.

       "BREAKAGE PRINCIPAL" means at the time of calculation, (A) in connection with breakage associated with reductions to the Anticipated Loan Amount pursuant to Section 3(b), the amount of such reductions or (B) in connection with breakage associated with the closing of the Permanent Loan or the termination of the Rate Lock, the difference of (i) the Anticipated Loan Amount minus (ii) any reductions to the Anticipated Loan Amount pursuant to Section 3(b) minus (iii) the Permanent Loan Amount.

       "INTENDED PAYMENTS" means, for the purpose of the calculation of the Price Difference, each and every payment of principal and/or interest that would have been made with respect to the Loan had the Loan closed with a principal amount equal to the Anticipated Loan Amount on the date breakage is calculated with an interest rate equal to the Locked Loan Rate assuming that the principal is repaid in full in EffTerm~ years and assuming that the Loan is otherwise consistent with the terms of the Commitment Letter.

       "LENDER'S EXPENSES" means the sum of (a) Losses, plus (b) all fees, commissions and other expenses (including reasonable attorneys' fees) incurred by Lender in connection with the closing out of all or any portion of the Rate Lock or otherwise in connection with this Agreement.

       "LOCKED LOAN RATE" means the Benchmark Treasury Rate plus the Loan
Spread.

       "LOSSES" means the Breakage Amount if the Breakage Amount is a positive number.

       "PRICE DIFFERENCE" means, as of the time of calculation, the difference obtained by subtracting (i) 1 from (ii) the quotient obtained by dividing (1) the present value (as determined below) of the Intended Payments, determined as if the Loan were funded on the day of calculation, by (2) the Anticipated Loan Amount. The present value of the Intended Payments shall be calculated by discounting the Intended Payments by the Breakage Benchmark Treasury Rate plus the Loan Spread.

The Price Difference can be either positive or negative.

       "PERMANENT LOAN AMOUNT" means the actual funded amount of the Loan.

       "SPOT SWAP SPREAD" means, at the time of calculation, the then prevailing offer side swap spread for EffTerm~ year interest rate swaps.

       "SPOT SWAP RATE" means, at the time of calculation, the then prevailing bid rate on a EffTerm~ year interest rate swap versus 3 month LIBOR.

                                      EXHIBIT D

                                OFFICER'S CERTIFICATE

________________________________
________________________________
________________________________
________________________________
________________________________

       Re: Loan Agreement as of June ____, 1998 (together with amendments, if any, the "Loan Agreement") between Nomura Asset Capital Corporation, as Lender, and ___________________________________ as
              Borrowers ("Borrower")

The undersigned officer of                                     , does hereby
certify on behalf of Borrower that for the monthly financial period ending
_______________.

       1. No Event of Default or, to the best knowledge of Borrower, Default has occurred or exists except NONE.

       2. Tot he best knowledge of Borrower, the monthly financial information delivered herewith is true, correct and complete.

       3. All Operating Expenses and other expenses that had accrued as of the last day of the period have been fully paid or otherwise reserved or provided for.

       4. Capitalized terms not defined herein shall have the meanings given to such terms in the Loan Agreement.


Sincerely,

________________________________

By:________________________________
Its:________________________________

Dated this _____ day
of _______, 19__